LOAN AGREEMENT
                          dated as of December 12, 2000
                                      among
                             CVTI RECEIVABLES CORP.
                                   as Borrower
                                       and
                            COVENANT TRANSPORT, INC.,
                               as Master Servicer
                                       and
                       THREE PILLARS FUNDING CORPORATION,
                                    as Lender
                                       and
                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                                as Administrator


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                                TABLE OF CONTENTS

                                                                            Page

                              ARTICLE I DEFINITIONS

Section 1.1    Defined Terms.................................................  1
Section 1.2    Other Definitional Provisions................................. 17
Section 1.3    Other Terms................................................... 17
Section 1.4    Computation of Time Periods................................... 18

              ARTICLE II LENDER'S COMMITMENT, BORROWING PROCEDURES


                                 AND LENDER NOTE

Section 2.1    Lender's Commitment........................................... 18
Section 2.2    Borrowing Procedures.......................................... 18
Section 2.3    Funding....................................................... 18
Section 2.4    Representation and Warranty................................... 18
Section 2.5    Early Termination of Lender's Commitment...................... 19
Section 2.6    Voluntary Termination of Lender's Commitment; Reduction of
               Facility Limit................................................ 19
Section 2.7    Note.......................................................... 19


                        ARTICLE III INTEREST, FEES, ETC.

Section 3.1    Interest Rates................................................ 20
Section 3.2    Interest, Payment Dates....................................... 20
Section 3.3    Interest Allocations.......................................... 21
Section 3.4    Fees.......................................................... 21
Section 3.5    Computation of Interest and Fees.............................. 21

       ARTICLE IV REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

Section 4.1    Repayments and Prepayments.................................... 21
Section 4.2    Application of Collections.................................... 22
Section 4.3    Application of Certain Payments............................... 23
Section 4.4    Due Date Extension............................................ 23
Section 4.5    Making of Payments............................................ 23

                           ARTICLE V SECURITY INTEREST

Section 5.1    Grant of Security............................................. 24
Section 5.2    Administrator Appointed Attorney-in-Fact...................... 25
Section 5.3    Administrator May Perform..................................... 25
Section 5.4    Release of Collateral......................................... 25

                        ARTICLE VI INCREASED COSTS, ETC.

Section 6.1    Increased Costs............................................... 26
Section 6.2    Funding Losses................................................ 27
Section 6.3    Withholding Taxes............................................. 27

                       ARTICLE VII CONDITIONS TO BORROWING

Section 7.1    Initial Loan.................................................. 28
Section 7.2    All Loans..................................................... 30


                   ARTICLE VIII REPRESENTATIONS AND WARRANTIES

Section 8.1    Organization and Good Standing, etc........................... 30
Section 8.2    Power and Authority; Due Authorization........................ 31
Section 8.3    No Violation.................................................. 31
Section 8.4    Validity and Binding Nature................................... 31
Section 8.5    Government Approvals.......................................... 31
Section 8.6    Solvency...................................................... 31
Section 8.7    Margin Regulations............................................ 32
Section 8.8    Quality of Title.............................................. 32
Section 8.9    Offices....................................................... 32
Section 8.10   Compliance with Applicable Laws; Licenses, etc................ 32
Section 8.11   No Proceedings................................................ 32
Section 8.12   Investment Company Act, Etc................................... 33
Section 8.13   Eligible Receivables.......................................... 33
Section 8.14   Accuracy of Information....................................... 33
Section 8.15   No Material Adverse Change.................................... 33
Section 8.16   Trade Names and Subsidiaries.................................. 33
Section 8.17   Accounts...................................................... 34
Section 8.18   Sales by Originators.......................................... 34

              ARTICLE IX COVENANTS OF BORROWER AND MASTER SERVICER

Section 9.1    Affirmative Covenants......................................... 34
Section 9.2    Negative Covenants of Borrower................................ 40

                  ARTICLE X SIGNIFICANT EVENTS AND THEIR EFFECT

Section 10.1   Events of Default............................................. 42
Section 10.2   Amortization Events........................................... 42

                         ARTICLE XI THE MASTER SERVICER

Section 11.1   Covenant as Initial Master Servicer........................... 44
Section 11.2   Certain Duties of Master Servicer............................. 44
Section 11.3   Servicing Compensation........................................ 47

Section 11.4   Agreement Not to Resign....................................... 48
Section 11.5   Designation of Master Servicer................................ 48
Section 11.6   Termination................................................... 48
Section 11.7   Master Servicer Events of Default............................. 48

                            ARTICLE XII ADMINISTRATOR

Section 12.1   Authorization and Action...................................... 49
Section 12.2   Administrator and Affiliates.................................. 50

                            ARTICLE XIII ASSIGNMENTS

Section 13.1   Restrictions on Assignments................................... 50
Section 13.2   Documentation................................................. 50
Section 13.3   Rights of Assignee............................................ 51
Section 13.4   Notice of Assignment.......................................... 51

                           ARTICLE XIV INDEMNIFICATION

Section 14.1   General Indemnity of Borrower................................. 51
Section 14.2   Indemnity of Master Servicer.................................. 51

                            ARTICLE XV MISCELLANEOUS

Section 15.1   No Waiver; Remedies........................................... 52
Section 15.2   Amendments, Etc............................................... 52
Section 15.3   Notices, Etc.................................................. 52
Section 15.4   Costs, Expenses and Taxes..................................... 53
Section 15.5   Binding Effect; Survival...................................... 53
Section 15.6   Captions and Cross Reference.................................. 54
Section 15.7   Severability.................................................. 54
Section 15.8   Governing Law................................................. 54
Section 15.9   Counterparts.................................................. 54
Section 15.10  Submission to Jurisdiction; Waiver of Trial by Jury........... 54
Section 15.11  No Recourse Against Lender.................................... 55
Section 15.12  No Proceedings................................................ 55
Section 15.13  Confidentiality of Agreement.................................. 55
Section 15.14  Entire Agreement.............................................. 55


Exhibits
--------

Exhibit A      Form of Borrowing Request (Section 2.2)
Exhibit B      Form of Lender Note (Section 2.7)
Exhibit C      Form of Monthly Report (Section 9.1(e)(ii))

Exhibit D      Form of Borrowing Base Certificate (Section 7.1(k))
Exhibit E      Form of Collection Account Agreement
Exhibit F      [Reserved]
Exhibit G      Form of Originator Note
Exhibit H      Form of Withdrawal Certificate (Section 11.2(d))


Schedules
---------

Schedule I     Description of Collection Account
Schedule II    [Reserved]
Schedule III   Form of Contract
Schedule IV    Description of Proceedings
Schedule V     Collateral Review Requirements
Schedule VI    Notice Addresses

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of December 12, 2000, among CVTI RECEIVABLES CORP., a Nevada corporation ("CVTI" or the "Borrower"), COVENANT TRANSPORT, INC., a Nevada corporation ("Covenant Nevada"), as initial master servicer hereunder (in such capacity the "Master Servicer"), THREE PILLARS FUNDING CORPORATION ("TPFC"), a Delaware corporation (together with its successors and permitted assigns, "Lender"), and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "Administrator.")

                                   BACKGROUND

         1. Borrower desires that Lender extend financing to Borrower on the terms and subject to the conditions set forth herein.

         2. Lender is willing to provide such financing on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Defined Terms.

         As used in this Agreement, the following terms have the following meanings:

Accounts Receivable Turnover Ratio: For any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) the aggregate amount of Credit Sales during the most recent twelve Due Periods by (b) the rolling twelve month average of the aggregate Unpaid Balance of Receivables.

Administrator: As defined in the Preamble

Administrator's Account: As defined in Section 4.5.

Advance Rate: The percentage equal to (a) 100% minus (b) the Reserve Percentage.

Adverse Claim: A Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person.

Affected Party: Each of Lender, any Liquidity Bank, any Credit Bank, any permitted assignee of Lender, any Credit Bank or any Liquidity Bank, any Support Provider and any holder of a participation interest in the rights and obligations of any Liquidity Bank or Credit Bank under the Liquidity Agreement or the Credit Agreement, as the case may be, Administrator and any holding company of Bank.

Affiliate: Of any Person means any other Person that (a) directly or indirectly controls, is controlled by or is under common control with such Person or (b) is an officer or director of such Person. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (i) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (ii) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise. With respect to Covenant Nevada, Covenant Tennessee and CVTI, the term "Affiliate" shall not include Transplace.com, LLC.

Aggregate Unpaid Balance: At any time, the aggregate Unpaid Balance of all Eligible Receivables at such time.

Agreement: This Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Allocations:  As defined in Section 3.3.

Alternative Rate: For any Interest Period, an interest rate per annum equal to either (a) the LIBOR Rate or (b) if the LIBOR Rate is unavailable for any reason, the Base Rate.

Alternative Rate Allocation:  As defined in Section 3.3.

Amortization Event:  Any of the events described in Section 10.2.

Applicable Margin:  As defined in the Fee Letter.

Bank:  SunTrust Bank, a Georgia banking corporation.

Bankruptcy  Code:  The  United  States   Bankruptcy  Reform  Act  of  1978,  (11
U.S.C.ss.101, et seq.) as amended.

Base Rate: (a) On any date, if any Event of Default or Servicer Event of Default has occurred, a fluctuating rate of interest per annum equal to the higher of the Prime Rate or the Federal Funds Rate most recently determined by Bank plus 0.50%; (b) On any date, if no Event of Default or Servicer Event of Default has occurred, the lower of the Prime Rate or the Federal Funds Rate most recently determined by Bank plus 0.50%.

Borrower:  As defined in the Preamble.

Borrowing Base: At any time an amount equal to (a) the Advance Rate times (b) an amount equal to (i) the Aggregate Unpaid Balance at such time, minus (ii) the aggregate Excess Concentration Amount for all Obligors at such time.

Borrowing Base Certificate:  As defined in Section 7.1(k).

Borrowing Base Deficit: An amount equal to the excess of (a) the aggregate principal amount of all outstanding Loans under the Lender Note over (b) the sum of the Borrowing Base plus all Collections on deposit in the Collection Account.

Borrowing Request:  As defined in Section 2.2.

Business Day: Any day on which (a) Bank is not authorized or required to be closed for business in Atlanta, Georgia and (b) commercial banks in New York City are not authorized or required to be closed and, in the case of a Rate Setting Day, banks are open for business in London, England.

Closing Date:  The date of the first Loan hereunder.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto, including the regulations promulgated thereunder.

Collateral:  As defined in Section 5.1(a)(iv).

Collateral Review:  As defined in Section 9.1(e)(v).

Collection Account: Collectively, (i) the Primary Collection Account and (ii) that certain bank account numbered 24851369 maintained with Diamond State Bank, each of which is identified as "CVTI Collection Account", in Borrower's name and pledged, on a first-priority basis, to Administrator pursuant to Section 5.1(a).

Collection Account Agreement: Any agreement by and among Borrower, Master Servicer, Originators, Administrator and a Collection Account Bank, in substantially the form attached hereto as Exhibit E or such other form approved by Administrator, specifying the rights of Lender and Administrator in the Collection Account.

Collection Account Bank:  Any bank holding the Collection Account.

Collection Policy: Those collection and credit policies of each Originator with respect to its respective Receivables, as amended from time to time in accordance with this Agreement.

Collections: (a) all payments received in respect of the Receivables, in the form of cash, checks, wire transfers, ACH transfers or any other form of payment in accordance with the terms of a Receivable or otherwise, (b) all proceeds from the sale or other disposition of any collateral securing a Receivable, (c) any repurchase amounts, (d) any insurance proceeds or sales tax refund payments received in respect of a Receivable and (e) any indemnification, recourse payments or other amounts payable to Borrower or any Originator in respect of a Receivable pursuant to this Agreement, the Receivables Purchase Agreement or otherwise.

Commercial Paper Notes: Short-term promissory notes issued by Lender to fund its Loans or investments in receivables or other financial assets.

Commercial Paper Rate: For any day during any Interest Period, the per annum rate equivalent to the sum of (a) the weighted average of the per annum rates paid or payable by TPFC from time to time as interest on or otherwise in respect of the Commercial Paper Notes issued by TPFC that are allocated, in whole or in part, by Administrator (on behalf of TPFC) to fund or maintain the advances outstanding under Lender Note, and (b) the commissions and charges charged by placement agents and commercial paper dealers with respect to such Commercial Paper Notes.

Commitment  Termination  Date:  The  earliest  to  occur  of (a)  the  Scheduled
Commitment Termination Date, (b) the date of any termination of Lender's Commitment pursuant to Section 2.5, (c) the date of any termination of Lender's Commitment, in whole, by Borrower pursuant to Section 2.6, and (d) the effective date on which Lender's Commitment is terminated pursuant to Section 10.3.

Concentration Limit: (a) For any Obligor that is not a Special Obligor whose short term unsecured debt rating is (i)greater than or equal to A2 by S&P and P2 by Moody's and less than or equal to A1+ by S&P or P1 by Moody's, 6.0% of the Aggregate Unpaid Balance; (ii) equal to A3 by S&P and P3 by Moody's, 4% of the Aggregate Unpaid Balance; (b) for any Obligor that is not a Special Obligor who does not have a short term unsecured debt rating, but who has a long term unsecured debt rating which is (i) greater than or equal to A - by S&P and A3 by Moody's and less than or equal to AAA by S&P and Aaa by Moody's, 6% of the Aggregate Unpaid Balance or (ii) greater than or equal to BBB- by S&P and Baa3 by Moody's and less than or equal to BBB+ by S&P and Baa1 by Moody's, 4% of the Aggregate Unpaid Balance and (c) for any Obligor that is not a Special Obligor who (i) has no short term or long term unsecured debt rating by both S&P and Moody's or (ii) has any long term unsecured debt that is not rated at least BBB-by S&P and Baa3 by Moody's, 2% of the Aggregate Unpaid Balance. The Concentration Limit for a Special Obligor shall be 6%.

Consolidated Tangible Net Worth: At any date, with respect to any Person, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries, plus the principal amount of subordinated debt of such Person, minus (to the extent reflected in determining such consolidated stockholders' equity) all intangible assets (determined in accordance with GAAP) as reported in the audited consolidated financial statements of such Person for the fiscal year in question.

Contract: Either a written agreement between an Originator and a Person, or an invoice delivered to a Person by an Originator, pursuant to which such Person is obligated to pay such Originator for services.

Covenant Nevada:  As defined in the Preamble.

Covenant Tennessee: Covenant Transport, Inc., a Tennessee corporation and wholly-owned Subsidiary of Covenant Nevada.

Covered Taxes:  As defined in Section 6.3(a).

CP Allocation:  As defined in Section 3.3.

Credit Advance: A drawing under a letter of credit issued pursuant to a Credit Agreement for the account of Lender, a loan to Lender under a Credit Agreement or any other advance or disbursement of funds to Lender or for Lender's account pursuant to a Credit Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to Credit Bank in accordance with the related Credit Agreement.

Credit Agreement: Includes any program-wide agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of Lender, the issuance of one or more surety bonds for which Lender is obligated to reimburse the applicable Credit Bank for any drawings hereunder, the sale by Lender to any Credit Bank of receivables or other financial assets owned or held by Lender (or portions thereof) and/or the making of loans and/or other extensions of credit to Lender in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

Credit Bank: Includes Bank and any other or additional bank or other Person (other than Borrower or other customer of Lender or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of Lender or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with Lender's commercial paper program.

Credit Sales: For any Due Period, the aggregate amount of all trade receivables with credit terms of any kind originated by the Originators during such Due Period.

Cut-Off Date:  November 30, 2000.

CVTI : As defined in the Preamble.

Days Sales Outstanding Ratio: For any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) 360 by (b) the Accounts Receivable Turnover Ratio for such Due Period.

Debt: Of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (g) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements, (h) all obligations arising in connection with a sale or other transfer of any of such Person's financial assets which are, or are intended to be, classified as loans for federal tax purposes, (i) all Debt referred to in clauses (a) through (h) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss in respect of such Debt, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

Default Rate:  As defined in Section 3.1(c).

Default Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) the Unpaid Balance of Receivables that became Defaulted Receivables during such Due Period by (b) Credit Sales for the Due Period four (4) months prior to such Due Period.

Defaulted Receivable: Any Receivable (a) which has been, or should have been, written off as uncollectible by the Master Servicer in accordance with the Collection Policy, (b) as to which, at the end of any Due Period, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (c) as to which the Obligor thereon has suffered an Event of Bankruptcy.

Delinquency Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) the Unpaid Balance of Receivables which are Delinquent Receivables as of the last day of such Due Period by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of such Due Period.

Delinquent Receivables: A Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for 61 days or more from the original due date for such payment.

Deposit Date:  As defined in Section 11.2(d)(ii).

Dilution Horizon Ratio: With respect to any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) Credit Sales for such Due Period by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of such Due Period.

Dilution Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) Dilutions for such Due Period by (b) Credit Sales for the Due Period one month prior to such Due Period.

Dilution  Reserve:  With respect to any Due Period the product of (a) the sum of
(i) the product of (1) the Stress Factor times (2) the Expected Dilution Ratio plus (ii) the product of (1) the positive difference, if any, between (x) the Dilution Spike Rate less (y) the Expected Dilution Ratio times (2) a ratio computed by dividing (A) the Dilution Spike Rate by (B) the Expected Dilution Ratio times (b) the Dilution Horizon Ratio.

Dilutions: With respect to any Due Period, the aggregate amount of returns, net credits, and any other non-cash reductions to the Credit Sales that occurred or were made, granted or incurred during such Due Period.

Dilution Spike Rate: With respect to any Due Period, the highest Dilution Ratio over the most recent twelve-month period.

Distribution Date: The 22nd day of each month (beginning in the month immediately following the month in which the initial Loan is made hereunder) or, if such day is not a Business Day, the Business Day immediately thereafter.

Documents: All documentation relating to the Receivables including, without limitation, the Contracts, billing statements and computer records and programs.

Dollar(s) and the sign $: Lawful money of the United States of America.

Due Period:  Each calendar month.

Eligible Receivables:  Each Receivable:

         (a) that was created in compliance, in all material respects, with the Collection Policy in the regular and ordinary course of the business of the related Originator;

         (b) that was created pursuant to a Contract that complies, in all material respects, with the related Originator's standard administration and documentation policies and procedures;

         (c)  [reserved];

         (d)  that is not a Delinquent Receivable or a Defaulted Receivable;

         (e) as to which, at the time of the sale of such Receivable to Borrower, the related Originator was the sole owner thereof and had good and marketable title thereto, free and clear of all Liens and Adverse Claims, and which was sold or contributed to Borrower pursuant to the Receivables Purchase Agreement;

         (f) that is not an obligation of the government of the United States or any Governmental Authority;

         (g) the assignment of which by the related Originator to Borrower pursuant to the Receivables Purchase Agreement does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

         (h) which is denominated and payable in Dollars and is only payable in the United States of America;

         (i) the Obligor of which is a United States resident;

         (j) the Obligor of which is not an Affiliate of any Originator or a Governmental Authority;

         (k) that arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

         (l) that does not contravene any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the related Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

         (m) that complies with all applicable requirements of the Collection Policy;

         (n) as to which each of Borrower's and Administrator's (for the benefit of the Secured Parties) first priority security interest in such Receivable has been perfected under the applicable UCC and other applicable laws;

         (o) as to which the Master Servicer or any Originator is in possession of the related Receivable File;

         (p) which provides for repayment in full of the Unpaid Balance thereof within 30 days of the date of the creation thereof;

         (q) the terms of which have not been modified or waived except as permitted under the Collection Policy and this Agreement; and

         (r) which constitutes an "account" or "chattel paper" under and as defined in Article 9 of the UCC of all applicable jurisdictions.

ERISA: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time and the regulations promulgated thereunder.

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Event of Default:  Any of the events described in Section 10.1.

Excess Concentration Amount: At any time with respect to any Obligor, the amount, if any, by which the aggregate Unpaid Balance of all Receivables of such Obligor exceeds the Concentration Limit for such Obligor, in each case, at such time.

Expected  Dilution  Ratio:   With  respect  to  any  Due  Period,   the  rolling
twelve-month average Dilution Ratio for the most recently ended twelve-month period.

Facility Limit:  As defined in Section 2.1.

Federal Funds Rate: For any period, a fluctuating interest rate equal for each day during such period to the weighted average of the federal funds rates as quoted by Bank and confirmed in the Federal Reserve Board Statistical Release as H.15(519), or any successor or substitute publication selected by Bank (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined in the sale opinion of Bank, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time).

Federal Reserve Board: The Board of Governors of the Federal Reserve System and any successor thereto.

Fee Letter:  As defined in Section 3.4.

Fees: All fees and other amounts payable by Borrower to Administrator or Lender pursuant to the Fee Letter.

Fiscal Year:  Each calendar year.

GAAP: Generally accepted United States accounting principles as in effect from time to time.

Governmental Authority: The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Indemnified Amounts:  As defined in Section 14.1.

Indemnified Party:  As defined in Section 14.1.

Initial Purchase Date: The first Purchase Date to occur under the Receivables Purchase Agreement.

Interest Period: With respect to any Loan: (a) the period commencing on the date of the initial funding of such Loan and ending on, but excluding, the Business Day immediately preceding the next following Distribution Date; and (b)
thereafter,   each  period  commencing  on,  and  including,  the  Business  Day immediately preceding a Distribution Date and ending on, but excluding, the Business Day immediately preceding the next following Distribution Date; provided, however, that if any Interest Period for any Loan that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by Administrator.

IRS:  The Internal Revenue Service.

Lender:  As defined in the Preamble.

Lender Note:  As defined in Section 2.7.

Lender's Commitment:  As defined in Section 2.1.

Liabilities: With respect to any Person, all obligations of such Person which would, in accordance with GAAP, be classified on a balance sheet as liabilities, including, without limitation, (a) Debt secured by Liens against property of such Person whether or not such Person is liable for the payment thereof and (b) deferred liabilities.

LIBOR Rate: For any Interest Period, the rate per annum on the Rate Setting Day of such Interest Period shown on Telerate Page 3750 or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for one month are displayed on the Reuters Screen as of 11:00
a.m. (London time) on the Rate Setting Day (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by Administrator at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

Lien: Any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

Liquidity Agreement: Includes (a) the Liquidity Asset Purchase Agreement (regarding CVTI, dated as of December 12, 2000, among Lender, as borrower, Bank, as liquidity agent for the Liquidity Banks, SunTrust Equitable Securities Corporation, as administrator for Lender, and the Liquidity Banks, and (b) any other agreement hereafter entered into by Lender providing for the sale by Lender of Loans (or portions thereof), or the making of loans or other extensions of credit to Lender secured by security interests in the Loans (or portions thereof), to support all or part of Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Lender's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

Liquidity Bank: Includes Bank and the various financial institutions as are, or may become, parties to the Liquidity Agreement, as purchasers thereunder.

Loan: Any amount disbursed as principal by Lender to Borrower under this Agreement.

LockBox:  As defined in Section 11.2(c).

Loss Horizon Ratio: With respect to any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) the sum of (i) Credit Sales for such Due Period plus (ii) Credit Sales for the immediately preceding Due Period, plus
(iii) Credit Sales for the second (2nd) immediately  preceding Due Period,  plus
(iv) Credit Sales for the third (3rd) immediately preceding Due Period, by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount for all Obligors as of the last day of such Due Period.

Loss Reserve: With respect to any Due Period, the product of (a) the highest rolling three-month average Default Ratio over the most recent twelve Due Periods, (b) the Loss Horizon Ratio and (c) the Stress Factor.

Mail Payments:  As defined in Section 11.2(c) hereof.

Master Servicer: Covenant Nevada, or its successor in interest, or any successor Master Servicer appointed as provided in Section 11.5.

Material Adverse Effect: With respect to any event or circumstance, a material adverse effect on: (a) the business, assets, financial condition or operations of Borrower, Originators or Master Servicer; (b) the ability of Master Servicer, Originators or Borrower to perform their respective obligations under this Agreement or any other Transaction Document; (c) the validity, enforceability or collectibility of this Agreement or any other Transaction Document; (d) the existence, perfection or priority of (i) Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, or (ii) Borrower's ownership interest in the Receivables; (e) the validity, enforceability or collectibility of the Receivables; or (f) the ability of the Originators to generate Receivables of a credit quality at least equal to those existing on the Closing Date.

Month End Date:  The last day of each calendar month.

Monthly Report:  As defined in Section 9.1(e)(ii).

Moody's:  Moody's Investors Service, Inc.

Obligations: All obligations (monetary or otherwise) of Borrower to Lender, Administrator, any Affected Party or any Indemnified Party and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, Lender Note and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

Obligor: With respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

Originators: Covenant Tennessee , and Southern Refrigerated, in their respective capacities as originators under the Receivables Purchase Agreement.

Originator Note: Collectively, (a) the subordinated promissory note dated as of the initial Purchase Date issued by Borrower to Covenant Tennessee pursuant to the Receivables Purchase Agreement, (b) the subordinated promissory note dated as of the initial Purchase Date issued by Borrower to Southern Refrigerated pursuant to the Receivables Purchase Agreement and (c) any other promissory notes subsequently issued by Borrower to Covenant Tennessee and/or Southern Refrigerated pursuant to the Receivables Purchase Agreement, which promissory notes in each case shall be in the form of Exhibit G hereto.

Originator Payables: (a) the obligation of any Originator to make a payment, pursuant to Section 2.4 of the Receivables Purchase Agreement, for any Receivable that was represented to be an Eligible Receivables was not an Eligible Receivable on the date such Receivable was sold by such Originator to Borrower, and (b) all other amounts owed by such Originator to Borrower from time to time pursuant to this Agreement or the Receivables Purchase Agreement.

Permitted Investments:  At any time:

         (a) marketable obligations issued by, or the full and timely payment of which is directly and fully guaranteed or insured by, the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

         (b) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (i) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause (c) below (or equivalent rating from the Rating Agencies) or (ii) is set forth in a list (which may be updated from time to time) (A) approved by Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

         (c) commercial paper which is (i) rated at least as high as the Commercial Paper Notes by the Rating Agencies, or (ii) set forth in a list (which may be updated from time to time) (A) approved by Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

         (d) secured repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above; and

         (e) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clause (a) through (d) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least "AAm" or "AAmg" or their equivalent by at least one Rating Agency, provided that there is no r-highlighter affixed to such rating.

Person:  An individual,  partnership,  limited  liability  company,  corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Primary Collection Account: That certain bank account numbered 000428869474 maintained with Bank of America, N.A.

Prime Rate: As of any date of determination, the rate of interest most recently announced by Bank at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by Bank in connection with extensions of credit).

Program Documents: The Liquidity Agreement, the Credit Agreement, the Voluntary Advance Agreement, the documents under which Administrator performs its obligations with respect to Lender's commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented or otherwise modified from time to time.

Purchase Date:  As defined in the Receivables Purchase Agreement.

Rate Setting Day: For any Interest Period, two (2) Business Days prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

Rating Agencies:  S&P and Moody's.

Receivable: With respect to any Obligor, the indebtedness of such Obligor under a Contract arising from the rendering of services, and includes the right to payment of any interest, finance, returned check or late charges and other obligations of such Obligor with respect thereto.

Receivable File: With respect to a Receivable, (a) the Contract giving rise to the Receivable and other evidences of the Receivable including, without limitation, tapes, discs, punch cards and related property and rights and (b) each UCC financing statement related thereto, if any.

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of December 12, 2000, by and between Covenant Tennessee, Southern Refrigerated and Borrower, as such Receivables Purchase Agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of Administrator.

Regulatory Change: Relative to any Affected Party: (a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of
(B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i),
(a)(ii) or (a)(iii) above; or (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Liquidity Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Bank or any related Affected Party.

Related Security: With respect to any Receivable, (a) all right, title and interest, but none of the obligations, of the related Originator, in, to and under other Liens and property subject to Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (b) all UCC Financing Statements or similar instruments covering any collateral securing payment of such Receivable, (c) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable and (d) all other instruments and all rights under the documents in the Receivable File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

Reporting Date:  As defined in Section 9.1(e)(ii).

Requirements of Law: For any Person or any of its property shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any statute, law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or businesses or to which such Person or any of its property or businesses is subject, whether federal, state or local.

Reserve Floor:  For any Due Period, 12.1%.

Reserve Percentage: The percentage equal to the greater of (a) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve and (b) the Reserve Floor.

Reuters Screen: The display page designated as "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the LIBOR Rate).

S&P:  Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Scheduled Commitment Termination Date:  December 11, 2001.

Secured Obligations:  As defined in Section 5.1(b).

Secured Parties: The holders from time to time of the Secured Obligations including, without limitation, Lender and Administrator.

Servicer Event of Default:  As defined in Section 11.7.

Servicing Fee: As to any Due Period, the monthly fee payable to Master Servicer, which, so long as Covenant Nevada is Master Servicer, shall be equal to the Servicing Fee Rate divided by 12 multiplied by the aggregate Unpaid Balance of the Receivables at the beginning of such Due Period. The Servicing Fee for any successor Master Servicer shall be equal to the fee reasonably agreed to by Administrator and such successor.

Servicing Fee Rate:  1.80%.

Servicing Reserve: With respect to any Due Period, the product of (a) the highest Days Sales Outstanding Ratio during the most recent twelve-month period,
(b) the Stress Factor, (c) 2.40% and (d) 1/360.

Significant Event:  Any Amortization Event.

Solvent:  With respect to any Person that as of the date of  determination  both
(a)(i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Southern Refrigerated: Southern Refrigerated Transport, Inc., an Arkansas corporation.

Special Obligor: So long as it does not have any debt rating by both S&P and Moody's, EGL Eagle Global Logistics.

Stated Maturity Date: December 11, 2001; provided, however, that such date may be accelerated pursuant to Section 10.3.

Stress Factor:  2.0.

Subsidiary: With respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

Support Provider: Includes any entity now or hereafter extending credit or liquidity support or having a commitment to extend credit or liquidity support to or for the account of, or to make loans to or purchases from, Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the commercial paper program of Lender.

Telerate Page 3750: The display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

Transaction Documents: This Agreement, the Receivables Purchase Agreement, Lender Note, the Fee Letter, the Originator Note and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement or the Receivables Purchase Agreement (except the Program Documents), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement and the Receivables Purchase Agreement. Each such document is a Transaction Document.

UCC: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unmatured Significant Event: Any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Significant Event.

Unpaid Balance: With respect to any Receivable the aggregate amount required to prepay in full the principal of, and all interest, finance, prepayment and other fees or charges of any kind payable in respect of, such Receivable.

Voluntary Advance Agreement: The Voluntary Advance Agreement, dated as of March 11, 1999, among Lender, Administrator and Bank, as it may be amended, supplemented or otherwise modified from time to time.

Yield Reserve: With respect to any Due Period, the product of (a) the highest Days Sales Outstanding Ratio during the most recent twelve-month period, (b) the Stress Factor, (c) the Prime Rate as in effect on the last day of such Due Period and (d) 1/360.


         Section 1.2       Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

         (b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

         (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

         Section 1.3       Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

         Section 1.4       Computation of Time Periods.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                    LENDER'S COMMITMENT, BORROWING PROCEDURES
                                 AND LENDER NOTE

         Section 2.1       Lender's Commitment.

         On the terms and subject to the conditions set forth in this Agreement, Lender agrees to make loans to Borrower on a revolving basis from time to time (the "Lender's Commitment") before the Commitment Termination Date in such amounts as may be from time to time requested by Borrower pursuant to Section 2.2; provided, however, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the lesser of (a) $62,000,000 (the "Facility Limit") and (b) the Borrowing Base. Within the limits of Lender's Commitment, Borrower may borrow, prepay and reborrow under this
Section 2.1.

         Section 2.2       Borrowing Procedures.

         Borrower (or the Master Servicer on its behalf) may request a Loan hereunder by giving notice to Administrator of a proposed borrowing not later than 2:00 p.m. (New York City time), two Business Days prior to the proposed date of such borrowing (or such lesser period of time as Lender may consent); provided that Borrower shall not request, and Lender shall not make, Loans more than two times during any Due Period. Each such notice (herein called a "Borrowing Request") shall be in the form of Exhibit A and shall include the date and amount of such proposed borrowing. Any Borrowing Request given by Borrower (or the Master Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on Borrower.

         Section 2.3       Funding.

         Subject to the  satisfaction  of the conditions  precedent set forth in
Article VII with respect to such Loan and the limitations set forth in Section 2.1, Lender shall make the proceeds of such requested Loan available to Administrator at its office in Atlanta, Georgia in same day funds on the proposed date of borrowing. Upon receipt by Administrator of such funds, Administrator will make such funds available to Borrower at such office on such date. Each borrowing shall be on a Business Day and shall be in an amount of at least $1,000,000 and in integral multiples of $500,000.

         Section 2.4       Representation and Warranty.

         Each request for a borrowing pursuant to Section 2.2 shall automatically constitute a representation and warranty by Borrower to Administrator and Lender that on the requested date of such borrowing (a) the representations and warranties contained in Article VIII will be true and correct as of such requested date as though made on such date, (b) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such borrowing, and (c) after giving effect to such requested borrowing, the aggregate principal balance of the outstanding Loans hereunder will not exceed the lesser of the Borrowing Base and the Facility Limit.

         Section 2.5       Early Termination of Lender's Commitment.

         Lender's Commitment shall terminate and Lender shall have no obligation to make any further Loans (or to fund any increase in any existing Loan), on the earliest date of termination of (a) the Liquidity Banks' commitments under the Liquidity Agreement or (b) the Credit Banks' commitments under the Credit Agreement. Administrator agrees to use its reasonable efforts to give Borrower at least 30 days' prior written notice of the termination of Lender's Commitment pursuant to clause (a) or (b) above.

         Section 2.6 Voluntary Termination of Lender's Commitment; Reduction of Facility Limit.

         Borrower may, in its sole discretion for any reason upon at least 10 days' notice to Administrator (with a copy to Lender), terminate Lender's Commitment in whole, or, reduce in part the unused portion of the Facility Limit; provided, however that (a) each such partial reduction will be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and shall not reduce the Facility Limit below $25,000,000, and (b) in connection therewith Borrower shall comply with Section 3.2(b) and Section 4.1(b).

         Section 2.7       Note.

         Each Loan from Lender shall be evidenced by a single promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "Lender Note") substantially in the form set forth in Exhibit B, with appropriate insertions, payable to the order of Lender. Borrower hereby irrevocably authorizes Administrator in connection with Lender Note to make (or cause to be made) appropriate notations on the grid attached to Lender Note (or on any continuation of such grid, or at Administrator's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof, absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any Obligations of Borrower.

                                   ARTICLE III

                              INTEREST, FEES, ETC.

         Section 3.1       Interest Rates.

         Borrower hereby promises to pay interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

         (a) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded by the issuance of Commercial Paper Notes of Lender, during each Interest Period, at a rate per annum equal to the sum of (i) the Commercial Paper Rate applicable to such Interest Period, plus (ii) the Applicable Margin;

         (b) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded during each Interest Period pursuant to the Liquidity Agreement or the Voluntary Advance Agreement, at a rate per annum equal to the sum of (i) the Alternative Rate applicable to such Interest Period, plus (ii) the Applicable Margin; and;

         (c)  notwithstanding  the  provisions of the preceding  clauses (a) and
(b), in the event that a Significant Event or an Unmatured Significant Event has occurred and is continuing, at a rate per annum (the "Default Rate") equal to the Base Rate applicable from time to time (but not less than the interest rate in effect for such Loan as at the date of such Significant Event), plus a margin of 3.00%.

         After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. No provision of this Agreement or Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         Section 3.2       Interest, Payment Dates.

         Interest accrued on each Loan shall be payable, without duplication:

         (a) on the Stated Maturity Date;

         (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

         (c) on each Distribution Date prior to the Stated Maturity Date and thereafter on the last day of each Interest Period; and

         (d) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 10.3, immediately upon such acceleration.

         Section 3.3       Interest Allocations.

         Administrator shall from time to time and in its sole discretion determine whether interest in respect of the Loans then outstanding, or any portion thereof, shall be calculated by reference to the Commercial Paper Rate (such portion being herein called a "CP Allocation") or the Alternative Rate (such portion being herein called an "Alternative Rate Allocation", and together with a CP Allocation individually called an "Allocation", and collectively, "Allocations"); provided, however, that, Administrator shall use its reasonable efforts to allocate all or substantially all of the Loans from Lender to a CP Allocation; provided further, however, that Administrator may determine, at any time and in its sole discretion, that the Commercial Paper Rate is unavailable or otherwise not desirable, in which case the Loans from Lender will be allocated to an Alternative Rate Allocation (unless the Default Rate is in effect).

         Section 3.4       Fees.

         Borrower agrees to pay Administrator and Lender certain fees in the amounts and on the dates set forth in the letter agreement executed in connection herewith between Borrower, Administrator and Lender (as the same may be amended, supplemented or otherwise modified, the "Fee Letter").

         Section 3.5       Computation of Interest and Fees.

         All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

                                   ARTICLE IV

             REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

         Section 4.1       Repayments and Prepayments.

         Borrower shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, Borrower:

         (a) may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that, unless otherwise consented to by Administrator, all such voluntary prepayments shall require at least two Business Days' (or, in the case of a voluntary prepayment of $10,000,000 or more, at least seven Business Days') prior written notice to Administrator and all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000;

         (b) shall, on each date when any reduction in the Facility Limit shall become effective pursuant to Section 2.6, make a prepayment of the Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Loans over the Facility Limit as so reduced;

         (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.3, repay all Loans, unless, pursuant to
Section 10.3(a), only a portion of all Loans is so accelerated, in which event Borrower shall repay the accelerated portion of the Loans; and

         (d) may, if at any time a Borrowing Base Deficit shall exist, make a prepayment (out of funds set aside pursuant to Section 4.2(d))of the Loans in an amount equal to such Borrowing Base Deficit, such payment to be made within three (3) Business Days. Each such prepayment shall be subject to the payment of any amounts required by Section 6.2.

         Each payment or prepayment shall be subject to the payment of any amounts required by Section 6.2 resulting from a prepayment or payment of a Loan on a day other than the last day of the Interest Period for such Loan.

         Section 4.2       Application of Collections.

         (a) All Collections deposited in the Collection Account shall be distributed by the Master Servicer at such times and in the order of priority set forth in this Section 4.2.

         (b) On each Distribution Date prior to the Commitment Termination Date, the Master Servicer shall distribute from Collections on deposit in the Collection Account on such Distribution Date, the following amounts, without duplication, in the following order of priority:

         first, to Administrator on behalf of Lender, interest accrued on the Loans during the related Interest Period (plus, if applicable, the amount of interest on the Loans accrued for any prior Interest Period to the extent such amount has not been distributed to Lender, and to the extent permitted by law, interest thereon);

         second, to Administrator on behalf of the appropriate Persons, all Fees accrued during such Due Period (plus, if applicable, the amount of Fees accrued for any prior Due Period to the extent such amount has not been distributed to Lender or Administrator);

         third, if the Master Servicer is not Covenant Nevada or an Affiliate of Covenant Nevada, to the Master Servicer, the accrued Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Master Servicer);

         fourth, to Administrator on behalf of Lender, as a repayment of principal of the Loans, an amount equal to the Borrowing Base Deficit, if any;

         fifth, to Administrator on behalf of the appropriate Persons, all other Obligations then payable by Borrower under this Agreement;

         sixth, if the Master Servicer is Covenant Nevada or an Affiliate of Covenant Nevada, to the Master Servicer, the accrued Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Master Servicer); and

         seventh, so long as no Significant Event or Unmatured Significant Event shall be continuing, the balance, if any, to Borrower.

         (c) On and after the Commitment Termination Date, Administrator shall, on the last day of each Interest Period, distribute from the Collection Account the following amounts, without duplication, in the following order of priority:

         first, to Administrator on behalf of Lender, the accrued but unpaid interest on the Loans;

         second, to Administrator on behalf of the appropriate Persons, all accrued but unpaid Fees;

         third, if the Master Servicer is not Covenant Nevada or an Affiliate of Covenant Nevada, to the Master Servicer, the accrued but unpaid Servicing Fee;

         fourth, to Administrator on behalf of Lender, the outstanding principal amount of the Loans;

         fifth, to Administrator on behalf of the appropriate Persons, all other Obligations payable by Borrower under this Agreement;

         sixth, if the Master Servicer is Covenant Nevada or an Affiliate of Covenant Nevada, to the Master Servicer, the accrued but unpaid Servicing Fee; and

         seventh, once all amounts described in clauses first through sixth have been paid in full, the balance, if any, to Borrower.

         Section 4.3       Application of Certain Payments.

         Each payment of principal of the Loans shall be applied to such Loans as Borrower shall direct or, in the absence of such notice or during the existence of a Significant Event or after the Commitment Termination Date, as Administrator shall determine in its discretion.

         Section 4.4       Due Date Extension.

         If any payment of principal or interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

         Section 4.5       Making of Payments.

         All payments of principal of, or interest on, the Loans and of all Fees, and all amounts to be deposited by Borrower or Master Servicer hereunder, shall be made by Borrower or Master Servicer, as applicable, no later than 10:00 a.m. (New York City time), on the Business Day when due in lawful money of the United States of America in same day funds to Bank, as Administrator, Reference:
Three Pillars Funding Corporation/Covenant Transport, Inc., Transaction, Account No. 880171236, ABA No. 061000104 at Bank's office at 25 Park Place in Atlanta, Georgia, Attn: Mary Hinsberg (the "Administrator's Account"). Funds received by Administrator after 10:00 a.m. New York City time, on the date when due, will be deemed to have been received by Administrator on its next following Business Day.

                                    ARTICLE V

                                SECURITY INTEREST

         Section 5.1       Grant of Security.

         (a) Borrower hereby assigns and pledges to Administrator (for the benefit of the Secured Parties), and hereby grants to Administrator (for the benefit of the Secured Parties) a security interest in all of Borrower's right, title and interest in and to the following, whether now or hereafter existing and wherever located:

                  (i)  all Receivables, Related Security and Receivable Files;

                  (ii) all of Borrower's rights, remedies, powers and privileges in respect of the Receivables Purchase Agreement, including a direct right to cause any Originator to make payments with respect to Dilutions or with respect to Receivables that are not Eligible Receivables pursuant to the Receivables Purchase Agreement;

                  (iii) the LockBox and the Collection Account and all funds on deposit therein, together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; and

                  (iv) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, all and any of the property described above (items (i) through (iv) are collectively referred to as the "Collateral").

         (b) This grant of security secures the payment and performance of all Obligations of Borrower now or hereafter existing or arising under, or in connection with, the Loan Agreement, Lender Note and each other Transaction Document, whether for principal, interest, costs, fees, expenses or otherwise (all such obligations of Borrower being called the "Secured Obligations").

         (c) This grant of security shall create a continuing security interest in the Collateral and shall:

                  (i) remain in full force and effect until Administrator's (for the benefit of the Secured Parties) interest in the Collateral shall have been released in accordance with Section 5.4;

                  (ii) be binding upon Borrower, its successors, transferees and assigns; and

                  (iii) inure, together with the rights and remedies of Administrator (for the benefit of the Secured Parties) hereunder, to the benefit of Administrator and each Secured Party and their respective successors, transferees and assigns.

         Section 5.2       Administrator Appointed Attorney-in-Fact.

         Borrower hereby irrevocably appoints Administrator (for the benefit of the Secured Parties) as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Administrator's discretion, after the occurrence and during the continuation of a Significant Event to take any action and to execute any instrument which Administrator may deem necessary or advisable to accomplish the purposes of the Transaction Documents, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

         (c) to file any claims or take any action or institute any proceedings which Administrator may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrator (for the benefit of the Secured Parties) with respect to any of the Collateral;

         (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

         (e) to perform the affirmative obligations of Borrower under the Transaction Documents.

Administrator agrees to give Borrower and Master Servicer written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of Administrator with respect thereto. Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.2 is irrevocable and coupled with an interest.

         Section 5.3       Administrator May Perform.

         If Borrower fails to perform any agreement contained herein, Administrator (for the benefit of the Secured Parties) may itself perform, or cause performance of such agreement, and the expenses of Administrator incurred in connection therewith shall be payable by Borrower.

         Section 5.4       Release of Collateral.

         Administrator's (for the benefit of the Secured Parties) right, title and interest in the Collateral shall be released effective on the date occurring after the Commitment Termination Date on which all Secured Obligations shall have been finally and fully paid and performed.

                                   ARTICLE VI

                              INCREASED COSTS, ETC.

         Section 6.1       Increased Costs.

         If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

         (a) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such

Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

         (c) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

         (d) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

and the result of any of the foregoing is or would be to (i) increase the cost to or to impose a cost on (A) an Affected Party funding or making or maintaining any Loan (including extensions of credit under the Liquidity Agreement, the Voluntary Advance Agreement or any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing), or (B) Administrator for continuing its or Borrower's relationship with Lender, (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, Lender Note, the Liquidity Agreement, the Voluntary Advance Agreement or the Credit Agreement with respect thereto, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder, or under the Liquidity Agreement, the Voluntary Advance Agreement or Credit Agreement, or arising in connection herewith or therewith to a level below that which such Affected Party could otherwise have achieved, then after demand by such Affected Party to Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

         Section 6.2       Funding Losses.

         Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Loan made by Lender to Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Loan on a date other than the last day of the Interest Period for such Loan, or (b) any failure of Borrower to borrow any Loan on a date specified therefor in a related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

         Section 6.3       Withholding Taxes.

         (a) All payments made by Borrower or Master Servicer hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of Administrator and Lender, net income taxes imposed on Administrator or Lender by the jurisdiction under the laws of which Administrator or Lender is organized or any political subdivision or taxing authority thereof or therein (such taxes, excluding such net income taxes, the "Covered Taxes"). If any Covered Taxes are required to be withheld from any amounts payable to Administrator or Lender, the amounts so payable to Administrator or Lender shall be increased to the extent necessary to yield to Administrator or Lender (after payment of all taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by Borrower or Master Servicer, as promptly as possible thereafter, Borrower or Master Servicer shall send to Administrator for its own account or for the account of Lender, as the case may be, a certified copy of an original official receipt received by Borrower or Master Servicer showing payment thereof. If Borrower or Master Servicer fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to Administrator the required documentary evidence, Borrower or Master Servicer shall indemnify Administrator and Lender for such Covered Taxes and any incremental taxes that may become payable by Administrator or Lender as a result of any such failure.

         (b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of Lender, if Lender is not incorporated under the laws of the United States, Lender agrees to deliver to each of Borrower and Administrator two (2) duly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-8 or W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by Administrator or Borrower. If Lender does not deliver the forms described in this Section 6.3(b), Borrower or Administrator shall withhold United States federal income taxes from any payments made hereunder at the statutory rate applicable to payments made to Lender. Lender agrees to indemnify and hold Borrower and Administrator harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Borrower or Administrator as a result of either (i) Lender's failure to submit any form required to be provided pursuant to this Section 6.3(b) or (ii) Borrower's or Administrator's reliance on any form that Lender has provided pursuant to this
Section 6.3(b).

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

                                   ARTICLE VII

                             CONDITIONS TO BORROWING

         The making of any Loan hereunder is subject to the following conditions precedent:

         Section 7.1       Initial Loan.

         The obligation of Lender to make the initial Loan hereunder is, in addition to the conditions precedent specified in Section 7.2, subject to the condition precedent that Administrator shall have received all of the following, each duly executed and dated the date of such Loan (or such earlier date as shall be satisfactory to Administrator), in form and substance satisfactory to
Administrator:

         (a) Resolutions. Certified copies of resolutions of the Board of Directors of Borrower, Master Servicer and each Originator authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation and by-laws.

         (b) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to the Transaction Documents.

         (c) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of Borrower, Master Servicer and each Originator certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

         (d) Good Standing Certificates. Good standing certificates for Borrower, Master Servicer and each Originator issued as of a recent date acceptable to Administrator by (i) the Secretary of State of the jurisdiction of such Person's incorporation or organization, and (ii) the Secretary of State of the jurisdiction where such Person's chief executive office and principal place of business are located.

         (e) Financing Statements. (i) Acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming Borrower as debtor and Administrator (for the benefit of the Secured Parties) as the secured party as may be necessary or, in the opinion of
Administrator,  desirable  under  the UCC to  perfect  Administrator's  (for the benefit of the Secured Parties) security interest in the Collateral, (ii) acknowledgment copies of proper financing statements, filed on or prior to the date of the initial Loan, naming each of Covenant Tennessee and Southern Refrigerated as seller/debtor, Borrower as purchaser/secured party and Administrator as assignee as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Borrower's ownership interest in the Receivables and (iii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all liens and other Adverse Claims of any Person in the Collateral granted by Borrower or any Originator.

         (f) Search Reports. A written search report ("Search Report") provided to Administrator by a search service acceptable to Administrator listing all effective financing statements that name Borrower or any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to Section 7.1(e) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof), and tax and judgment lien search reports from a Person satisfactory to Administrator showing no evidence of such lien filed against Borrower or any Originator; provided, however a Search Report with respect to the Borrower in Arkansas and the related financing statement may be delivered with such other documents or opinions as the Administrator may reasonably request no later than thirty days after the date hereof.

         (g) Fee Letter; Payment of Fees. The Fee Letter, together with all outstanding Fees payable pursuant to the Fee Letter.

         (h) Receivables Purchase Agreement. (i) Duly executed and delivered counterparts of the Receivables Purchase Agreement and all documents, agreements and instruments contemplated thereby, and (ii) evidence that each of the conditions precedent to the execution and delivery of the Receivables Purchase Agreement has been satisfied to Administrator's satisfaction, and that the initial assignments and transfers under the Receivables Purchase Agreement have been consummated.

         (i)  Opinions  of  Counsel.  Opinions  of counsel to  Borrower,  Master
Servicer  and  the   Originators   in  form  and   substance   satisfactory   to
Administrator.

         (j) Lender Note.  Lender Note, duly executed by Borrower.

         (k) Borrowing Base Certificate. A certificate, substantially in the form of Exhibit D (a "Borrowing Base Certificate"), duly executed by an officer of Borrower (or the Master Servicer on its behalf) showing a calculation of the Borrowing Base as of the date of such initial Loan.

         (l) Collection Account Agreements. The Collection Account Agreements, duly executed by all of the parties thereto.

         (m) Releases. Releases and termination statements duly executed by each Person, other than Borrower, that has an interest in the Receivables.

         (n)  Other.   Such  other  documents,   certificates  and  opinions  as
Administrator may request.

         Section 7.2       All Loans.

         The making of the initial Loan and each subsequent Loan are subject to the following further conditions precedent that:

         (a) No Default, etc. (i) No Significant Event or Unmatured Significant Event has occurred and is continuing or will result from the making of such Loan, (ii) the representations and warranties of Borrower and Master Servicer contained in Article VIII are true and correct as of the date of such requested Loan, with the same effect as though made on the date of such Loan, and (iii) after giving effect to such Loan, the aggregate unpaid balance of the Loans will not exceed the Borrowing
Base or the Facility Limit. By making a Borrowing Request, Borrower shall be deemed to have represented and warranted that items (i), (ii), and (iii) in the preceding sentence are true and correct.

         (b) Borrowing Request, etc. Administrator shall have received a Borrowing Base Certificate and Borrowing Request for such Loan in accordance with Section 2.2, together with all items required to be delivered in connection therewith.

         (c) Commitment Termination Date. The Commitment Termination Date shall not have occurred.

         (d) Collateral Review. Administrator shall have received for all Loans subsequent to the initial Loan on the Closing Date the most-recent Collateral Review pursuant to Section 9.1(e)(v).

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender and Administrator to enter into this Agreement and, in the case of Lender, to make Loans hereunder, Borrower hereby represents and warrants to Administrator and Lender as to itself as follows, and Master Servicer hereby represents and warrants to Lender and Administrator as to itself as follows:

         Section 8.1       Organization and Good Standing, etc.

         Each of Borrower and Master Servicer has been duly organized and is validly existing and in good standing under the laws of its state of organization, with power and authority to own their respective properties and to conduct their respective businesses as such properties are presently owned and such businesses are presently conducted. Each of Borrower and Master Servicer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified has had, or would be reasonably likely to have a Material Adverse Effect.

         Section 8.2       Power and Authority; Due Authorization.

         Each of Borrower and Master Servicer has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and (ii) in the case of Borrower, to borrow on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of Borrower, the borrowing, and the granting of security therefor, on the terms and conditions provided herein. Master Servicer had at all relevant times, and now has, all necessary power, authority and legal right to perform its duties as Master Servicer.

         Section 8.3       No Violation.

         The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of Borrower or Master Servicer, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or Master Servicer is a party or by which any of them or any of their respective properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of their respective properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to Borrower or Master Servicer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower, any Originator or Master Servicer or any of their respective properties.

         Section 8.4       Validity and Binding Nature.

         This Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by Borrower or Master Servicer (as applicable) and the other parties thereto will be, the legal, valid and binding obligation of Borrower or Master Servicer (as applicable) enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         Section 8.5       Government Approvals.

         No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by Borrower or Master Servicer of any Transaction Document to which it is a party remains unobtained or unfiled.

         Section 8.6       Solvency.

         Borrower is Solvent.

         Section 8.7       Margin Regulations.

         Neither Borrower or Master Servicer is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

         Section 8.8       Quality of Title.

         The Collateral, including, without limitation, the Receivables, in which a security interest is to be granted to Administrator (for the benefit of the Secured Parties) pursuant to this Agreement shall be owned by Borrower free and clear of any Adverse Claim. Borrower has a first priority perfected ownership interest in the Receivables. This Agreement creates a valid first priority security interest in favor of Administrator (for the benefit of the
Secured Parties) in the Collateral, including without limitation the Receivables, which security interest has been perfected (free and clear of any Adverse Claim) as security for the Obligations. No effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements that may be filed (a) in favor of Administrator (for the benefit of the Secured Parties) in accordance with this Agreement, (b) in favor of Borrower in accordance with the Receivables Purchase Agreement, or (c) UCC-3 termination statements necessary to release all Liens and Adverse Claims of any Person in the Collateral granted by Borrower or any Originator.

         Section 8.9       Offices.

         The principal place of business and chief executive office of Borrower and Master Servicer is located at the address referred to on Schedule VI to this Agreement(or at such other locations, notified to Administrator in jurisdictions where all action required thereby has been taken and completed).

         Section 8.10      Compliance with Applicable Laws; Licenses, etc.

         (a) Each of Borrower and Master Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         (b) Neither Borrower nor Master Servicer has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has had, or would be reasonably likely to have, a Material Adverse Effect.

         Section 8.11      No Proceedings.

         Except as described in Schedule IV,

         (a) there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which Borrower or Master Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of Borrower or Master Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Borrower or Master Servicer that, individually or in the aggregate, has had, or is reasonably likely to have a Material Adverse Effect; and

         (b) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of Borrower or Master Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, Lender Note or any other Transaction Document,
(ii) seeking to prevent the issuance of Lender Note or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking to adversely affect the federal income tax attributes of Borrower.

         Section 8.12      Investment Company Act, Etc.

         Neither Borrower nor Master Servicer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company", of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.13      Eligible Receivables.

         Each  Receivable   included  in  the  Borrowing  Base  as  an  Eligible
Receivable on the date of any Borrowing Base Certificate, Monthly Report or any Loan shall be an Eligible Receivable on such date.

         Section 8.14      Accuracy of Information.

         All information heretofore furnished by, or on behalf of, Borrower or Master Servicer to Administrator or Lender in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

         Section 8.15      No Material Adverse Change.

         Since September 30, 2000, there has been no material adverse change in the collectibility of the Receivables or Master Servicer's or Borrower's (a) financial condition, business or operations or (b) ability to perform its obligations under any Transaction Document.

         Section 8.16      Trade Names and Subsidiaries.

         Borrower has not used any other names, trade names or assumed names for the six year period preceding the date of this Agreement. Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.

         Section 8.17      Accounts.

         Set forth in Schedule I hereto is a complete and accurate description, as of the Closing Date, of the Collection Account and the LockBoxes maintained by any Originator, Borrower or Master Servicer for the purpose of receiving Collections with respect to Receivables. The Collection Account has been validly and effectively assigned to Administrator pursuant to this Agreement and the Collection Account Agreements. The Collection Account Agreements continue to be the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, and Borrower and Master Servicer acknowledge that all cash and other proceeds of the Receivables will be deposited in the Collection Account in accordance with this Agreement and are subject to the terms and conditions of this Agreement. None of the Originators, Master Servicer or Borrower has granted any interest in the Collection Account or any LockBox to any Person other than Administrator, and Administrator has exclusive control of the Collection Account and the LockBox.

         Section 8.18      Sales by Originators.

         Each sale of Receivables by any Originator to Borrower shall have been effected under, and in accordance with the terms of, the Receivables Purchase Agreement, including the payment by Borrower to such Originator of an amount equal to the purchase price therefor as described in the Receivables Purchase Agreement, and each such sale shall have been made for "reasonably equivalent value" (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used under Section 547 of the Bankruptcy Code) owed by Borrower to such Originator.

                                   ARTICLE IX

                    COVENANTS OF BORROWER AND MASTER SERVICER

         Section 9.1       Affirmative Covenants.

         From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, Borrower hereby covenants and agrees with Lender and Administrator that as to itself, and Master Servicer hereby covenants and agrees with Lender and Administrator as to itself, that it will:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables).

         (b) Preservation of Corporate Existence. Preserve and maintain its existence rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

         (c) Performance and Compliance with Receivables. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.

         (d) Collection Policy. Comply in all material respects with the Collection Policy applicable to the Receivables.

         (e)      Reporting Requirements.  Furnish to Administrator and Lender:

                  (i)      Financial Statements.

                           (A) as soon as available,  and in any event within 95
                  days after the end of each Fiscal Year of Borrower, a copy of the annual report for such Fiscal Year of Borrower including a copy of the balance sheet of Borrower, in each case, as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year, certified by the chief executive officer, chief financial officer or controller of Borrower (which certification shall state that such balance sheet and statements fairly present the financial condition and results of operations for such Fiscal Year in accordance with GAAP), together with a certificate of such officer stating that such officer has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such officer, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof;

                           (B) as soon as  available  and in any event within 95
                  days after the end of each Fiscal Year of Covenant Nevada, a balance sheet of Covenant Nevada as of the end of such year and statements of income and retained earnings and of source and application of funds of Covenant Nevada, along with consolidating statements, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to Administrator by PricewaterhouseCoopers LLP or other nationally recognized independent public accountants acceptable to Administrator (it being understood that delivery of Covenant Nevada's Form 10-K for such Fiscal Year filed with the Securities and Exchange Commission will satisfy the foregoing requirement), together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Covenant Nevada, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such accounting firm, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof; and

                           (C) as soon as  available  and in any event within 50
                  days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Covenant Nevada, certified by the chief executive or financial officer or controller of Covenant Nevada (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments) (it being understood that delivery of Covenant Nevada's Form 10-Q filed with the Securities and Exchange Commission for such fiscal quarter will satisfy the foregoing requirement), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief
                  financial   officer  or  controller  to  the
                  effect that no Significant Event or Unmatured Significant Event has occurred and is continuing.

                  (ii) Monthly Reports. On or before the 20th day of each calendar month (each, a "Reporting Date"), Master Servicer shall prepare and deliver to Administrator and Lender a report, substantially in the form of Exhibit C or in such other form acceptable to Administrator (a "Monthly Report"), as of the immediately preceding Month End Date signed by an authorized officer of Master Servicer.

                  (iii) Significant Events. As soon as possible but in any event within three days after any officer of Borrower or Master Servicer becomes aware of the occurrence of a Significant Event or an Unmatured Significant Event, or a Purchase Termination Event or Incipient Purchase Termination Event under (and as defined in) the Receivables Purchase Agreement, an officer's certificate of Borrower or Master Servicer, as the case may be, setting forth details of such event and the action that Master Servicer, Borrower or Originators, as the case may be, proposes to take with respect thereto.

                  (iv) Servicing Certificate. Master Servicer shall deliver, or cause to be delivered, to Administrator, on or before the date that is 95 days after the end of each Fiscal Year, an officer's certificate signed by the president, chief executive officer or any vice president of Master Servicer, dated as of the last day of the preceding Fiscal Year, stating that (A) a review of the activities of Master Servicer during the preceding Fiscal Year and of its performance under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, Master Servicer has fulfilled its obligations under the Agreement throughout such Fiscal Year and has complied in all respects with the Collection Policy, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (v) Collateral Review. As soon as possible, and in any event within 60 days after the Closing Date, and after each semi-annual period thereafter, a report of the independent certified public accountants of Covenant Nevada (each such report, a "Collateral Review") which satisfies the requirements set forth on Schedule V.

                  (vi) Collection Policy. On or before April 15 of each year, a summary of any changes to the Collection Policy made during the previous year.

                  (vii)    [Reserved].

                  (viii) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Receivables or the condition or operations, financial or otherwise, of Borrower, any Originator or Master Servicer as Administrator may from time to time reasonably request in order to protect the interests of Administrator or Lender under or as contemplated by this Agreement or the other Transaction Documents.

         (f) Use of Proceeds. Borrower shall use the proceeds of the Loans made hereunder solely in connection with the acquisition or funding of Receivables or the repayment of amounts owned under the Originator Note in connection therewith.

         (g) Separate Legal Entity. Borrower hereby acknowledges that Lender and Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), Borrower shall take such actions as shall be required in order that:

                  (i) Borrower will be a special purpose corporation whose primary activities are restricted in its certificate of incorporation to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (ii) Not less than one member of Borrower's Board of Directors (the "Independent Director") shall be an individual who is not, and during the past five (5) years has not been, a director, officer, employee or 5% beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock of Covenant Nevada or any Affiliate thereof; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an "independent director" or similar capacity for special purpose entities formed by Covenant Nevada or any of its Affiliates. The certificate of incorporation of Borrower shall provide that (A) the Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action, and (B) such provision cannot be amended without the prior written consent of the Independent Director;

                  (iii) Any employee, consultant or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower;

                  (iv) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

                  (v) Borrower's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Administrator and Lender;

                  (vi)   Borrower's  books  and   records  will  be   maintained
         separately from those of any other Person;

                  (vii) All audited financial statements of any Person that are consolidated to include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower, and
         (B) Borrower is a separate corporate entity;

                  (viii) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

                  (ix) Borrower will strictly observe corporate formalities in its dealings with all other Persons, and funds or other assets of Borrower will not be commingled with those of any other Person;

                  (x) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person; and

                  (xi) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person.

         (h) Adverse Claims on Receivables. Defend each Receivable against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Administrator and the Secured Parties.

         (i) Further Assurances. At their expense, perform all acts and execute all documents reasonably requested by Administrator at any time to evidence, perfect, maintain and enforce the title or the security interest of Administrator in the Receivables and the priority thereof. Borrower will, at the reasonable request of Administrator, execute and deliver financing statements relating to or covering the Collateral and, where permitted by law, Borrower shall authorize Administrator to file one or more financing statements signed only by Administrator. Borrower and Master Servicer shall cause its computer records, master data processing records and other books and records relating to the Receivables to be marked, with a legend stating that the Receivables have been sold to Borrower and that the Collateral has been pledged to Administrator for the benefit of the Secured Parties.

         (j) Servicing. Master Servicer shall use all reasonable measures to prevent or minimize any loss being realized on a Receivable and shall take all reasonable steps to recover the full amount of such loss. Master Servicer shall follow such practices and procedures for servicing the Receivables as would be customary and usual for a prudent servicer under similar circumstances, including using reasonable efforts to realize upon any recourse to the Obligors.

         (k) Inspection. Master Servicer and Borrower shall permit Lender, Administrator or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the

Receivable Files, Documents and the related accounts, records and computer systems, software and programs used or maintained by Borrower or Master Servicer at such times as Lender or Administrator may reasonably request; provided, that all inspections occurring after a Significant Event has occurred shall be at the expense of Borrower. Upon instructions from Lender or Administrator, Borrower or Master Servicer shall release any Document to Lender or Administrator, as the case may be.

         (l) Cooperation. Borrower and Master Servicer shall provide such cooperation, information and assistance, and prepare and supply Administrator with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by Borrower and Master Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by Administrator from time to time.

         (m) Facility. Master Servicer shall maintain its facility from which it services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Master Servicer may select from time to time. Master Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility. Master Servicer shall (i) ensure that Administrator shall have complete and unrestricted access, at Master Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain the employees based at such facility to provide assistance to Administrator and
(iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at the facilities of Covenant Tennessee, Southern Refrigerated, or such other storage facility of similar quality, security and safety as Master Servicer may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the receipt of all Collections in respect of all Receivables or all Receivables have been written off in accordance with the Collection Policy.

         (n) Accounts. Borrower shall not maintain any bank accounts other than the Collection Account described on Schedule I. Except as set forth in the last sentence of Section 11.2(c)(ii) Borrower shall not make, nor will it permit any Originator or Master Servicer to make, any change in its instructions to Obligors regarding payments to be made to a LockBox. Neither Borrower nor Master Servicer shall, nor will it permit any Originator to, add any Collection Account Bank or Collection Account, to those listed on Schedule I unless Administrator shall have consented thereto and received a copy of any new duly executed Collection Account Agreement. Neither Borrower nor Master Servicer shall, nor will it permit any Originator to, terminate any Collection Account Bank or close any Collection Account unless Administrator shall have received at least thirty
(30) days prior notice of such termination.

         Section 9.2       Negative Covenants of Borrower and Master Servicer.

         From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, each of Borrower and Master Servicer hereby covenants and agrees.

         (a) Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of 5 days, involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof.

         (b)  Mergers, Acquisitions, Sales, Subsidiaries, Etc.

                  (i) Certain Restrictions on Borrower.  Borrower shall not:


                           (A) be a party to any  merger  or  consolidation,  or
                  directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

                           (B) make,  incur or suffer to exist an investment in,
                  equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

                           (C) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

                           (D) enter  into any  transaction  with any  Affiliate
                  except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         (c) Change in Business Policy: Change in Collection Policy. Borrower shall not make any change in the character of its business. Neither Borrower nor Master Servicer shall make any change in the Collection Policy that could adversely affect the collectibility of any Receivable.

         (d) Other Debt. Borrower shall not incur any Debt to any Person other than pursuant to this Agreement, the Receivables Purchase Agreement or otherwise in connection with a transaction involving Lender, Bank, any Credit Bank, any Liquidity Bank or any other Persons providing liquidity or credit support to Lender.

         (e) Certificate of Incorporation and By-Laws. Borrower shall not amend its certificate of incorporation or by-laws.

         (f) Chief Executive Office. The principal place of business and chief executive office of each of Borrower and Master Servicer is located at the address referred to on Schedule VI to this Agreement. Originals or duplicates of documents and records evidencing all Receivables are kept at, and only at, said offices, and neither Borrower nor Master Servicer shall move its chief executive office or permit the documents and records evidencing the Receivables to be moved unless (i) Borrower or Master Servicer, as the case may be, shall have given to Administrator prior written notice thereof, clearly describing the new location, and (ii) Borrower shall have taken such action, satisfactory to Administrator, to maintain the title or ownership of Borrower and any security interest of Administrator in the Collateral at all times fully perfected and in full force and effect. Master Servicer shall not, in any event, move the location where it conducts the servicing and collection of the Receivables from the address referred to on Schedule VI to this Agreement, without the prior written consent of Administrator, which consent shall not be unreasonably withheld.

         (g) Financing Statements. Borrower shall not execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables other than the financing statements described in Section 7.1(e).

         (h) Business Restrictions. Borrower shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed $10,500; provided, however, that the foregoing will not restrict Borrower's ability to pay servicing compensation as provided herein and, so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing, and that Borrower's tangible net worth, after giving effect thereto, shall not be less than $2,000,000, Borrower's ability to pay amounts due on the Originator Note or other payments or distributions legally made to Borrower's equity owners.

                                    ARTICLE X

                       SIGNIFICANT EVENTS AND THEIR EFFECT

         Section 10.1      Events of Default.

         Each of the following shall constitute an Event of Default (an "Event of Default") under this Agreement:

         (a) Non-Payment of Loans, Etc. Borrower shall fail to make any payment when due of any principal of or interest on any Loan, or payment of any other amount payable by Borrower hereunder, including, without limitation, interest on any Loan or any Fees, or shall fail to make any deposit required to be made hereunder when due and such failure shall continue for three Business Days.

         (b) Non-Compliance with Other Provisions. Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty days after the earlier to occur of (i) Borrower having knowledge thereof and (ii) Borrower having received written notice thereof from Lender or Administrator.

         (c) Breach of Representations and Warranties. Any representation or warranty of Borrower made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of Borrower to Administrator or Lender for purposes of or in connection with this Agreement or any other Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed to have been made, and shall continue to be false or incorrect for a period of 30 days after the earlier to occur of (i) Borrower having obtained knowledge thereof and (ii) Borrower having received written notice thereof from Lender or Administrator.

         (d) Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Borrower.

         (e) Tax Liens. The IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of Borrower, and such lien shall not have been released within 5 Business Days.

         Section 10.2      Amortization Events.

         Each of the following shall constitute an Amortization Event (an "Amortization Event") under this Agreement:

         (a) Servicer Event of Default. A Servicer Event of Default shall have occurred and remained continuing.

         (b) Borrowing Base Deficit. A Borrowing Base Deficit shall exist and such condition shall continue unremedied for three Business Days.

         (c) Default Ratio. The Default Ratio shall be equal to or exceed 1.5% on a rolling three month average basis.

         (d) Delinquency Ratio. The Delinquency Ratio shall be equal to or exceed 1.5% on a rolling three month average basis.

         (e) Dilution Ratio. The Dilution Ratio shall be equal to or exceed 1.0% on a rolling three month average basis.

         (f)  Accounts   Receivable  Turnover  Ratio.  The  Accounts  Receivable
Turnover Ratio is less than 6.75 for any Due Period.

         (g) Event of Default. An Event of Default shall have occurred and remained continuing;

         (h) Validity of Transaction Documents. (i) Any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower, Master Servicer or any Originator party to such Transaction Document, (ii) Borrower, any Originator or Master Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest.

         Section 10.3      Effect of Significant Event.

         (a) Optional Termination. Upon the occurrence of a Significant Event (other than an Event of Default described in Section 10.1(d)), Administrator may, and at the request of Lender shall, by notice to Borrower (a copy of which shall be promptly forwarded by Administrator to each Rating Agency), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or Lender's Commitment (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, Lender's Commitment shall terminate.

         (b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1(d)), the Commitment Termination Date shall be deemed to have occurred automatically, and all outstanding Loans and all other Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

         (c) Notice to Rating Agencies. Administrator shall notify each Rating Agency of the occurrence of any continuing Significant Event, promptly following its actual knowledge thereof.

                                   ARTICLE XI

                               THE MASTER SERVICER

         Section 11.1      Covenant Nevada as Initial Master Servicer.

         The servicing, administering and collection of the Receivables shall be conducted by the Person designated from time to time as Master Servicer hereunder. Until such time as Administrator shall notify Covenant Nevada in writing pursuant to Section 11.6 hereof of the revocation of such power and authority, Borrower, Lender and Administrator hereby appoint Covenant Nevada, and Covenant Nevada hereby agrees to act, as Master Servicer hereunder. Each of the Originators named in the Receivables Purchase Agreement, agrees to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by Borrower from such Originator pursuant to the terms of the Receivables Purchase Agreement. In so acting as subservicer, each Originator shall comply with, and agrees to be bound by, all of the terms and provisions of this Agreement applicable to such Originator in the performance of its duties as subservicer; provided, however, that each Originator (i) shall cease to act as subservicer upon the termination of the Master Servicer pursuant to Section 11.6, (ii) shall not be entitled to receive any Servicing Fee provided for herein, and (iii) shall not be bound by, or be deemed to have made, any of the representations, warranties or covenants in
Article VIII except as expressly provided in the Receivables Purchase Agreement.

         Section 11.2      Certain Duties of Master Servicer.

         (a) Authorization to Act as Borrower's Agent. Borrower hereby appoints Master Servicer as its agent for the following purposes: (i) selecting the amount of each requested Loan and executing Borrowing Requests on behalf of Borrower, (ii) making transfers among, deposits to and withdrawals from all deposit accounts of Borrower for the purposes described in the Transaction Documents, (iii) arranging payment by Borrower of all Fees, expenses, other Obligations and other amounts payable under the Transaction Documents, (iv) causing the repayment and prepayment of the Loans as required or permitted pursuant to Section 4.1 and (v) executing and preparing the Monthly Reports; provided, however, that Master Servicer shall act in such capacity only as an agent of Borrower and shall incur thereby no additional obligations with respect to any Loan. Borrower irrevocably agrees that (A) it shall be bound by all proper actions taken by Master Servicer pursuant to the preceding sentence, and
(B) Lender, Administrator and the banks holding all deposit accounts of Borrower are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Master Servicer on behalf of Borrower.

         (b) Covenant Nevada to Act as Master Servicer. (i) Master Servicer shall service and administer the Receivables on behalf of Borrower and Administrator (for the benefit of the Secured Parties) and shall have full power and authority, acting alone and/or through subservicers as provided in Section 11.2(b)(iii), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, Master Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in Master Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of Borrower or Administrator (for the benefit of the Secured Parties); provided, however, that Master Servicer may not permit any modification with respect to any Receivable that would reduce the Unpaid Balance (except for actual payments thereof), or extend the due date thereof, except that Master Servicer may take such actions with respect to Defaulted Receivables if such actions will, in Master Servicer's reasonable business judgment, maximize the Collections thereof. Without limiting the generality of the foregoing, Master Servicer in its own name or in the name of Borrower is hereby authorized and empowered by Borrower when Master Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables.

                  (ii) Master Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with applicable law, with the Collection Policy and with prudent industry standards, as are customarily employed by Master Servicer in servicing and administering receivables owned or serviced by Master Servicer comparable to the Receivables. Master Servicer shall not take any action to impair Administrator's (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

                  (iii) Master Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers appointed by Master Servicer, provided that such subservicing arrangements may be terminated, at Administrator's discretion, upon the replacement of Covenant Nevada as Master Servicer. Such subservicers may include Affiliates of Master Servicer. Notwithstanding any such delegation of a duty, Master Servicer shall remain obligated and liable for the performance of such duty as if Master Servicer were performing such duty.

                  (iv) Master Servicer may take such actions as are necessary to discharge its duties as Master Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Borrower such instruments and documents as may be customary, necessary or desirable in connection with the performance of Master Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables).

                  (v) Master Servicer shall keep separate records covering the transactions contemplated by this Agreement, including the identity and collection status of each Receivable purchased by Borrower from any Originator and the Originator Payables.

         (c) Collections. (i) On or prior to the Closing Date, Borrower and Master Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables. The Obligors of Covenant Tennessee shall be instructed to make payments of Receivables by wire transfer to the Primary Collection Account or by check mailed to a post office box listed on Schedule I (each a "LockBox" and collectively, the "LockBoxes")(such payments, upon receipt in a LockBox being referred to herein as "Mail Payments").

                  (ii) On or prior to the Closing Date, Administrator shall have received a consent to assignment of the assignment of each LockBox to Administrator. Master Servicer's right of access thereto shall be revocable at the option of Administrator upon the occurrence of Unmatured Significant Event or Significant Event. In addition, after the occurrence of any Unmatured Significant Event or any Significant Event, Master Servicer agrees that it shall, upon the written request of Administrator, notify all Obligors under Receivables to make payment thereof to (A) one or more bank accounts and/or post-office boxes designated by Administrator and specified in such notice or (B) any successor Master Servicer appointed hereunder.

                  (iii) Master Servicer shall remove all Mail Payments, or cause all Mail Payments to be removed, from each LockBox by the close of business on each Business Day and deposited into the Primary Collection Account. Master Servicer shall cause all payments received directly by Master Servicer or otherwise to be deposited in a Collection Account within three (3) Business Days after receipt thereof. Master Servicer shall process all such Mail Payments, and all wire transfers, ACH payments and other payments on the date received by recording the amount of the payment received from the Obligor and the applicable account or invoice number.

                  (iv) All Collections received by an Originator or Master Servicer in respect of Receivables will, pending remittance to the Collection Account as provided herein, be held by such Originator or Master Servicer in trust for the exclusive benefit of Administrator, and shall not be commingled with any other funds or property of such Originator or Master Servicer.

                  (v) Borrower and Master Servicer hereby irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

                  (vi) In performing its duties and obligations hereunder, Master Servicer (A) shall not impair the rights of Borrower or Administrator in any Receivable, (B) shall not amend the terms of any Receivable other than in accordance with the Collection Policy and this Agreement, and (C) shall be entitled to commence or settle any legal action to enforce collection of any Receivable. In the event that Master Servicer shall breach any of its covenants set forth in clause
         (A), (B) or (C) of this Section 11.2(c)(vi), Master Servicer shall pay the Unpaid Balance of each Receivable affected thereby on the Distribution Date following the Due Period in which such event occurs. For the purposes of Section 11.7 hereof, Master Servicer shall not be deemed to have breached its obligations under this Section 11.2(c)(vi) unless it shall fail to make such payment with respect to any Receivable affected by Master Servicer's noncompliance with clause (A),
         (B) or (C) of this Section 11.2(c)(vi).

                  (vii) All payments or other amounts collected or received by Master Servicer in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable.

         (d) Collection Account. (i) On any Business Day, Borrower may withdraw, or permit Master Servicer to withdraw, for any purpose or use permitted hereby, including, without limitation, paying the purchase price of Receivables acquired by Borrower under the Receivables Purchase Agreement, funds that are on deposit in the Collection Account, provided that (A) no Significant Event or Unmatured Significant Event has occurred and is continuing and (B) the Commitment Termination Date has not occurred. On the first Business Day of each week, the Master Servicer shall deliver a certificate to Administrator, which certificate shall be substantially in the form of Exhibit H hereto and which shall certify to the Administrator that (x) the requirements set forth in clauses (A) and (B) of the immediately proceeding sentence were satisfied with respect to each withdrawal made from the Collection Account on any day during the immediately preceding week and (y) after giving effect to all withdrawals made during the immediately preceding week, no Borrowing Base Deficit exists or has occurred and, as of the last day of the previous week, there were funds in the Collection Account at least equal to the interest on the Loans and the Fees accrued through such date.

                  (ii) Prior to 3:00 p.m., New York time, on the Business Day preceding each Distribution Date (a "Deposit Date"), the Master
         Servicer shall deposit or cause to be deposited in the Primary Collection Account, to the extent not already on deposit therein, an amount equal to, without duplication, the lesser of (1) (I) the aggregate amount of all Collections received during the immediately preceding Due Period, plus (II) the aggregate amounts due from Master Servicer on such Distribution Date pursuant to Section 11.2(c)(vi) hereof, plus (III) the aggregate amount of Originator Payables paid on such Distribution Date and (2) the amounts due on such Distribution Date pursuant to clauses first through sixth of Section 4.2(b), and the remainder of the Collections from such Due Period shall be applied pursuant to the Receivables Purchase Agreement, provided that if a Significant Event or Unmatured Significant Event shall exist on such Distribution Date or the Commitment Termination Date has occurred, then the Master Servicer shall deposit all of the amounts described in this
         Section 11.2(d)(ii) in the Primary Collection Account on such Deposit Date.

                  (iii) Master Servicer shall distribute the amounts on deposit in the Primary Collection Account in accordance with Section 4.2 hereof.

                  (iv) Funds deposited in the Collection Account may be invested by Master Servicer in Permitted Investments that mature not later than the Business Day next preceding the Distribution Date. All income, gain or losses realized from any such investment shall be credited or debited (as applicable) to the balance of the Collection Account. Master Servicer shall have no obligation to reimburse the Collection Account for any losses realized by reason of such investments.

                  (v) On any day on which a Borrowing Base Deficit shall exist, the Master Servicer shall cause an amount of Collections equal to such Borrowing Base Deficit to be set aside and retained in the Primary Collection Account for application in accordance with this subsection
         (d). Such funds shall be held in the Primary Collection Account until the earlier of (i) any prepayment made pursuant to the provisions of
         Section  4.1(d) and (ii) any payment made pursuant to the provisions of
         Section 4.2(a) or 4.2(b), as the case may be.

         Section 11.3      Servicing Compensation.

         Master Servicer, as compensation for its activities hereunder, shall be entitled to receive the Servicing Fee, which shall be payable by Borrower on each Distribution Date from funds on deposit in the Primary Collection Account in accordance with Section 4.2. Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 11.4      Agreement Not to Resign.

         Covenant Nevada acknowledges that Lender and Administrator have relied on Covenant Nevada's agreement to act as Master Servicer hereunder in their respective decisions to execute and deliver the respective Transaction Documents to which they are parties. In recognition of the foregoing, Covenant Nevada agrees not to resign as Master Servicer voluntarily, except as required by law (as evidenced by the delivery of an outside opinion of counsel to Administrator, in form and substance satisfactory to Administrator), without the prior written consent of Administrator.

         Section 11.5      Designation of Master Servicer.

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

         Borrower agrees not to designate any Person other than Covenant Nevada as Master Servicer without the prior written consent of Administrator.

         Section 11.6      Termination.

         The authorization of Master Servicer to act on behalf of Borrower under this Agreement and the other Transaction Documents shall terminate at the sole discretion of Administrator upon the replacement of Master Servicer by a successor Master Servicer selected by Administrator.

         Section 11.7      Master Servicer Events of Default.

         Each of the following shall constitute a Servicer Event of Default (a "Servicer Event of Default") under this Agreement:

         (a) failure by the Master Servicer to make any payments required to be made by it hereunder on the day on which such payment is required to be made and such failure continues for three Business Days;

         (b) failure on the part of the Master Servicer to observe or perform in any respect any other covenants or agreements of the Master Servicer contained herein which continues unremedied for a period of 30 days after the earlier of
(i) Master Servicer's knowledge thereof and (ii) receipt by Master Servicer of written notice thereof from Lender or Administrator;

         (c) the delegation by the Master Servicer of its duties hereunder;

         (d) any representation, warranty or certification made by the Master Servicer herein proves to have been incorrect when made;

         (e) so long as Covenant Nevada shall be the Master Servicer the Consolidated Tangible Net Worth of Covenant Nevada shall be less than or equal to $80,000,000;

         (f) an Event of Bankruptcy shall have occurred with respect to the Master Servicer or any Originator;

         (g) a final judgment or judgments for the payment of money in excess of $10,000 in the aggregate shall have been rendered against Borrower or $5,000,000 in the aggregate shall have been rendered against Covenant Nevada and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of 30 consecutive days after the period for appellate review shall have elapsed; or

         (h) Covenant Nevada shall fail to pay any Debt in excess of $5,000,000 when due, or a default shall have occurred and be continuing with respect to any such Debt which default results in, or would permit, the acceleration of such Debt.

         At any time during the continuance of any Servicer Event of Default, Administrator may, in its sole discretion, notify Master Servicer in writing of the revocation of its appointment as Master Servicer hereunder. Upon revocation of Master Servicer's appointment hereunder, Administrator shall appoint a successor Master Servicer.

         Master Servicer agrees that upon receipt of written notification from Administrator of the revocation of Master Servicer's appointment as Master Servicer hereunder, Master Servicer shall upon the written request of Administrator (which request may be contained in the notification of revocation)
(i) notify all Obligors under the Receivables to make payment thereof to a bank account(s) or post office box designated by Administrator and specified in such notice, and (ii) pay to Administrator (or its designee) immediately all Collections then held or thereafter received by Master Servicer or any Originator of Receivables, together with all other payment obligations of the Master Servicer hereunder owing to Lender or Administrator.

         Master Servicer shall, at its sole cost and expense, cooperate with and assist the successor Master Servicer (including, without limitation, providing access to, and transferring, all Receivable Files and all records (including data-processing records) relating thereto (which shall be held in trust for the benefit of the parties hereto in accordance with their respective interests)) and allowing the successor Master Servicer to use all licenses, hardware or software necessary or desirable to collect the Receivables). Covenant Nevada irrevocably agrees to act (if requested to do so) as the data-processing agent for the successor Master Servicer (in substantially the same manner as Covenant Nevada conducted such data-processing functions while it acted as Master Servicer).

                                   ARTICLE XII

                                  ADMINISTRATOR

         Section 12.1      Authorization and Action.

         Lender hereby appoints SunTrust Equitable Securities Corporation as its Administrator for purposes of the Transaction Documents and authorizes SunTrust Equitable Securities Corporation in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to SunTrust Equitable Securities Corporation, as Administrator, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

         Section 12.2      Administrator and Affiliates.

         Bank and any of its Affiliates may generally engage in any kind of business with Borrower, Bank, Master Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, Bank, Master Servicer, any Obligor or any of their respective Affiliates, all as if SunTrust Equitable Securities Corporation were not Administrator and without any duty to account therefor to Lender.

                                  ARTICLE XIII

                                   ASSIGNMENTS

         Section 13.1      Restrictions on Assignments.

         Neither Borrower nor Master Servicer may delegate any of its duties, or assign its rights, hereunder or any interest herein without the prior written consent of Administrator and Lender.

Lender may not assign its rights hereunder, any Loan or Lender Note (or any portion thereof) to any Person without the prior written consent of Borrower; provided, however, that:

         (a) Lender may assign, or grant a security interest in, all or any portion of the Loans and Lender Note to Credit Bank, any Liquidity Bank (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of Credit Bank or any Liquidity Bank in connection with a draw under the Liquidity Agreement or a Credit Advance (which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose); and

         (b) Lender may assign any Loan to any other Person proposed by Lender and consented to by Borrower (such consent not to be unreasonably withheld). Administrator shall promptly provide notice of any such assignment to each Rating Agency.

         Within five Business Days after notice to Borrower of any proposed assignment by Lender for which Borrower's consent is required, Borrower agrees to advise Administrator of its consent or non-consent thereto. If Borrower does not consent to such assignment Lender may immediately assign the Loan (or portion thereof) that was subject to such proposal to Bank, any Liquidity Bank or any Affiliate of Bank or any Liquidity Bank. Subject to Section 13.2, all of the aforementioned assignments shall be upon such terms and conditions as Lender and the assignee may mutually agree.

         Section 13.2      Documentation.

         Lender shall deliver to each assignee an assignment, in such form as Lender and the related assignee may agree, duly executed by Lender, assigning any such Loan to the assignee, and Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Loan, and to enable the assignee to exercise or enforce any rights hereunder or under Lender Note evidencing such Loan.

         Section 13.3      Rights of Assignee.

         Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from Lender pursuant to this
Article XIII, the respective assignee receiving such assignment shall have all of the rights of Lender hereunder to the extent of such assignment with respect to such Loans and all references to Lender in Section 6.1 shall be deemed to apply to such assignee to the extent of such assignment.

         Section 13.4      Notice of Assignment.

         Lender shall provide notice to Borrower of any assignment hereunder by Lender to any assignee. Lender authorizes Administrator to, and Administrator agrees that it shall, endorse Lender Note to reflect any assignments made pursuant to this Article XIII or otherwise.

                                   ARTICLE XIV

                                 INDEMNIFICATION

         Section 14.1      General Indemnity of Borrower.

         Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Administrator, Lender, Master Servicer, each Liquidity Bank, each Credit Bank, Bank, each of Bank's Affiliates and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, on an after-tax basis, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by Borrower, including (without limitation) in respect of the funding of any Loan or in respect of any Receivable; excluding, however,
(a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party and (b) any tax upon or measured by net income (except those described in Section 6.1(a)) on any Indemnified Party.

         Section 14.2      Indemnity of Master Servicer.

         Without limiting any other rights which any such Person may have hereunder or under applicable law, Covenant Nevada as Master Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand, on an after-tax basis, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising from, or related to, the negligence or willful misconduct of Covenant Nevada, the inaccuracy of any representation or warranty of Covenant Nevada, or the failure of Covenant Nevada to perform its obligations under any Transaction Document; excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party,
(b) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Receivable for credit reasons, and (c) any tax upon or measured by net income on any Indemnified Party.

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1      No Waiver; Remedies.

         No failure on the part of Lender, Administrator, any Indemnified Party or any Affected Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Bank, each Credit Bank and each Liquidity Bank is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank, such Credit Bank or such Liquidity Bank to or for the credit or the account of Borrower, now or hereafter existing under this Agreement, to Administrator, any Affected Party, any Indemnified Party, or Lender or their respective successors and assigns.

         Section 15.2      Amendments, Etc.

         No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement and any Schedules hereto, or Lender Note shall in any event be effective unless the same shall be in writing and signed and delivered by (a) Borrower, Master Servicer, Administrator and Lender (with respect to an amendment), or (b) Administrator and Lender (with respect to a waiver or consent by them) or Master Servicer or Borrower (with respect to a waiver or consent by them), as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment of this Agreement (other than an amendment to extend the Scheduled Commitment Termination Date) shall be effective unless Lender (or Administrator on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn. Administrator shall provide each Rating Agency with a copy of each amendment to or consent or waiver under this Agreement promptly following the effective date thereof.

         Section 15.3      Notices, Etc.

         All notices and other  communications  provided  for  hereunder  shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule VI hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2 shall not be effective until received.

         Section 15.4      Costs, Expenses and Taxes.

         In addition to its obligations under Section 14.1, Borrower agrees to pay on demand:

         (a) all costs and expenses incurred by Administrator, Lender, each Liquidity Bank, each Credit Bank and Master Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, this Agreement, Lender Note, the other Transaction Documents, the Liquidity Agreement and, to the extent directly related to this

Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection therewith, (ii) the perfection of Administrator's security interest in the Collateral,(iii) the maintenance of the Collection Account, (iv) the audit of the books, records and procedures of the Originators, Master Servicer and Borrower by Administrator's auditors (which may be employees of Administrator), and (v) Rating Agency fees related to the transactions contemplated by this Agreement; and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, Lender Note, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 15.5      Binding Effect; Survival.

         This Agreement shall be binding upon and inure to the benefit of Borrower, Bank, Covenant Nevada, Lender, Administrator, and their respective successors and assigns, and the provisions of Article VI and Article XIV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XIII. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower or Master Servicer pursuant to
Article VIII and the  indemnification  and payment provisions of Article XIV and
Article VI, Sections 15.4, 15.11 and 15.12 shall be continuing and shall survive any termination of this Agreement and any termination of Covenant Nevada's rights to act as Master Servicer hereunder or under any other Transaction Document.

         Section 15.6      Captions and Cross References.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         Section 15.7      Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 15.8      Governing Law.

         THIS AGREEMENT AND LENDER NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         Section 15.9      Counterparts.

         This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart Agreement.

         Section 15.10     Submission to Jurisdiction; Waiver of Trial by Jury.

         (a) Borrower and Master Servicer hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Borrower and Master Servicer hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 15.10 shall affect the right of Administrator or Lender to bring any action or proceeding against Borrower or Master Servicer or its property in the courts of other jurisdictions.

         (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

         Section 15.11     No Recourse Against Lender.

         The obligations of Lender under this Agreement are solely the corporate obligations of Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

         Section 15.12     No Proceedings.

         Each of the parties hereto hereby agree that it will not institute against Lender, or join any other Person in instituting against Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 15.12 shall survive the termination hereof.

         Section 15.13     Confidentiality of Agreement.

         Unless otherwise consented to by Administrator, each of Borrower and Master Servicer hereby agrees that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by Administrator or Lender to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to Administrator to be bound by this Section 15.13) auditors and attorneys or as required by applicable law.

         Section 15.14     Entire Agreement.

         THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


                      [signature pages begin on next page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CVTI RECEIVABLES CORP.,
                                       as Borrower


                                       By:    /s/ Joey B. Hogan
                                       Name:  Joey B. Hogan
                                       Title: CFO


                                       COVENANT TRANSPORT, INC.,
                                       as Master Servicer


                                       By:    /s/ Joey B. Hogan
                                       Name:  Joey B. Hogan
                                       Title: CFO


                                       THREE PILLARS FUNDING CORPORATION,
                                       as Lender


                                       By:    /s/ Douglas K. Johnson
                                       Name:  Douglas K. Johnson
                                       Title: President


                                       SUNTRUST EQUITABLE SECURITIES
                                       CORPORATION, as Administrator


                                       By:    /s/ Amy W. Medendorp
                                       Name:  Amy W. Medendorp
                                       Title: Managing Director

                                    EXHIBIT A

                            FORM OF BORROWING REQUEST


To:   Three Pillars Funding Corporation ("Lender")
      SunTrust Equitable Securities Corporation ("Administrator")

From: CVTI Receivables Corp. ("Borrower")

Re: Loan Agreement, dated as of December 12, 2000, between Borrower, Covenant Transport, Inc., a Nevada corporation ("Covenant Nevada") as initial master servicer, Lender and the Administrator as heretofore amended, (the "Agreement")

A.    (i)   Pursuant to Section 2.2, the undersigned hereby
            requests a Loan from Lender in an amount equal
            to the following (at least $1,000,000 and in
            integral multiples of $500,000                         $____________

      (ii)  The date such Loan is requested is:

      (iii) The total principal  amount of Loans  outstanding
            under the Loan  Agreement,  including the amount
            in (i) above, is equal to:                             $____________

      (iv) The amount in (iii) above does not exceed the Borrowing Base as of the date hereof or the Facility Limit ($62,000,000)

B.    (i)   The Aggregate Unpaid
            Balance as of the date hereof
            is equal to:                                           $____________

      (ii)  The aggregate Excess Concentration Amount as
            of the date hereof is:                                 $____________

      (iii) (A)   The Loss Reserve is:                             ____________%

            (B)   The Dilution Reserve is:                         ____________%

            (C)   The Yield Reserve is:                            ____________%

            (D)   The Servicer Reserve is:                         ____________%

            (E)   The sum of (A), plus (B), and (C),
                  plus (D) is:                                     ____________%

            (F)   The Reserve Floor is:                                    12.1%

            (G)   The Advance Rate (100% minus the greater
                  of (E) and (F) is:                               ____________%

      (iv)  The Borrowing Base ([(i) minus (ii)] times (iii) (G))
            as of the date hereof is equal to:                     $____________

C. As of the date hereof and the date of making of the Loans, (i) each of the representations and warranties contained in Article VIII of the Agreement shall be true and correct on and as of the date hereof and, the date of such Loan, (ii) no Significant Event or Unmatured Significant Event has occurred and is continuing or shall exist after giving effect to the Loans requested hereby, (iii) no Servicer Event of Default has occurred and is continuing and (iv) after giving effect to the Loan, the aggregate principal balance of the outstanding Loans hereunder will not exceed the Borrowing Base or the Facility Limit.

      Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned certifies to the accuracy of the foregoing.

                                              CVTI RECEIVABLES CORP.


Date:________________                  By:______________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                              COVENANT TRANSPORT, INC., a Nevada
                                              corporation, as initial Master
                                              Servicer


                                       By:______________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT B

                               FORM OF LENDER NOTE


$62,000,000                                                    December 12, 2000


         FOR VALUE RECEIVED, CVTI RECEIVABLES CORP., a Nevada corporation (the "Borrower"), promises to pay to THREE PILLARS FUNDING CORPORATION, as lender (the "Lender") the principal sum of SIXTY-TWO MILLION DOLLARS ($62,000,000) or, if less, the unpaid principal amount of the aggregate loans (each a "Loan") made by the Lender to the Borrower pursuant to the Agreement (as defined below), as set forth on the attached Schedule, as specified in Section 2.7 of the Agreement, and to pay interest on the unpaid principal amount of each Loan on each day that such unpaid principal amount is outstanding as provided in the Agreement on each Distribution Date and each other dates specified in the Agreement.

         This Lender Note is issued pursuant to the Loan Agreement dated as of December 12, 2000 (as amended, restated or otherwise modified from time to time, the "Agreement") among the Borrower, Covenant Transport, Inc., a Nevada corporation as master servicer, Three Pillars Funding Corporation, as lender and SunTrust Equitable Securities Corporation, as administrator. Capitalized terms used but not defined in this Lender Note are used with the meanings ascribed to them in the Agreement.

         Notwithstanding any other provisions contained in this Lender Note, if at any time the rate of interest payable by the Borrower under this Lender Note, when combined with any and all other charges provided for in this Lender Note, in the Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Lender Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Lender Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Lender Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Lender Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Lender Note. In no event shall the total interest received by the Lender under this Lender Note exceed the amount which the Lender could lawfully have received had the interest due under this Lender Note been calculated since the date of this Lender Note at the Maximum Lawful Rate.

         Payments of the principal of, and interest on, Loans represented by this Lender Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Section 4.5 of the Agreement, or in such manner or at such other address as the holder of this Lender Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Lender Note or the making of any notation on this Lender Note.

         If any payment under this Lender Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable interest rate.

         If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 3.00%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

         Portions or all of the principal amount of the Lender Note shall become due and payable at the time or times set forth in the Agreement. Any portion or all of the principal amount of this Lender Note may be prepaid, together with interest thereon (and as set forth in the Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Agreement.

         Except as provided in the Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Lender Note.

         All amounts evidenced by this Lender Note and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the Lender in its internal records; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Lender Note as provided in the Agreement.

         The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Loans made by the Lender and represented by this Lender Note and the indebtedness evidenced by this Lender Note.

         This Lender Note is secured by the security interests granted pursuant to Section 5.1 of the Agreement. The holder of this Lender Note and the Lender, is entitled to the benefits of the Agreement and may enforce the agreements of the Borrower contained in the Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Agreement. If a Significant Event shall occur and be continuing, the unpaid balance of the principal of all Loans, together with accrued interest thereon, shall be declared, and become due and payable in the manner and with the effect provided in the Agreement.

         This Lender Note is the Lender Note referred to in the Agreement.

         THIS LENDER NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned has executed this Lender Note as on the date first written above.

                                       CVTI RECEIVABLES CORP.


                                       By:______________________________________
                                              Name:
                                              Title:

                             Schedule to Lender Note



-------------- ------------ ------------ ------------- ------------- -----------
Date of Loan    Principal    Principal    Outstanding    Interest    Interest
or Repayment    Amount of    Amount of    Principal      Rate        Period
                Loan         Repayment    Amount
-------------- ------------ ------------ ------------- ------------- -----------
-------------- ------------ ------------ ------------- ------------- -----------

-------------- ------------ ------------ ------------- ------------- -----------
-------------- ------------ ------------ ------------- ------------- -----------

-------------- ------------ ------------ ------------- ------------- -----------
-------------- ------------ ------------ ------------- ------------- -----------

-------------- ------------ ------------ ------------- ------------- -----------

                                    Exhibit C

                             Form of Monthly Report

                          CVTI RECEIVABLES CORPORATION
                                 MONTHLY REPORT
                       $62,000,000 SECURITIZATION FACILITY



Due Period:                                          From:
                                                           ---------------------
                                                     To:
                                                           ---------------------

Number of days in the Due Period:                          ---------------------

Report Date:                                               ---------------------

Facility Amount:                                           ---------------------

Revolving Period or Amortization Period?                   ---------------------

Has a Significant Event Occurred?                          ---------------------

Total Number of Active Accounts:                           ---------------------



Pursuant to Section 9.1.e.ii of the Loan Agreement, dated as of December xx, 2000 as amended from time to time, (the "Loan Agreement"), among CVTI Receivables Corporation, as Borrower, Covenant Nevada, as Master Servicer, Three Pillars Funding Corporation, as Lender and SunTrust Equitable Securities
Corporation, as Administrator, the Master Servicer is required to prepare certain information each Due Period regarding the Receivables described in the Loan Agreement. The undersigned, a duly authorized representative of the Master Servicer, does hereby certify:

I. Capitalized terms used in this Report have their respective meanings set forth in the Loan Agreement. References herein to certain sections and subsections are references to their respective sections and subsections of the Loan Agreement.

II. This Report is being delivered pursuant to Section 9.1.e.ii of the Loan Agreement.

III. Covenant Nevada, is the Master Servicer under the Loan Agreement. The undersigned is an authorized officer of the Master Servicer.

IV. The date of this Report is on, or prior to, the twentieth day after the Month End Date related to the Due Period specified above.

V. No Amortization Event or Event of Default has occurred under the Loan Agreement.

VI. As of the date hereof, to the best knowledge of the undersigned, the Master Servicer has performed in all material respects all of its obligations under the Loan Agreement through the Month End Date related to the Due Period specified above.

         Accounts Receivable Information
       1 Beginning Unpaid Balance of all Receivables:      _____________________
       2 Credit Sales for the current Due Period:          _____________________
       3 Collections received during the current Due
         Period:                                           _____________________
       4 Receivables Charged-Off during the current Due
         Period:                                           _____________________
       5 Dilutions for the current Due Period:             _____________________
       6 Net credits for the current Due Period:           _____________________
       7 Ending Unpaid Balance of all Receivables:         _____________________


         Aging Report  (Unpaid Balances as of the Month End Date)
       8 Current:                                          _____________________
       9 Receivables 31-60 days past invoice date
         (1-30 DPD):                                       _____________________
      10 Receivables 61-90 days past invoice date
         (31-60 DPD):                                      _____________________
      11 Receivables 91-120 days past invoice date
         (61-90 DPD):                                      _____________________
      12 Receivables 121-150 days past invoice date
         (91-120 DPD):                                     _____________________
      13 Receivables 151+ days past invoice date
         (121+ DPD):                                       _____________________
      14 Total Receivables:                                _____________________
      15 Delinquent Receivables: (Line 11)                 _____________________
      16 Receivables  from  customers in bankruptcy
         included in Lines 8, 9, and 10:                   _____________________
      17 Receivables from customers in bankruptcy
         included in Line 11:                              _____________________
      18 Defaulted Receivables: (Line 4 + Line 12 +
         Line 13 + Line 16 + Line 17)                      _____________________


         Eligible Receivables Information
      19 Unpaid Balance of all Receivables as of the
         Month End Date: (Line 7)                          _____________________
      20 Unpaid  Balance of  Receivables  over 60 days
         past due: (Line 11 + Line 12+ Line13)             _____________________
      21 Unpaid Balance of Receivables for non-Delinquent
         customers in Bankruptcy:  (Line 16)               _____________________
      22 Unpaid Balance of remaining  Receivables with
         Affiliated or Governmental Obligors:              _____________________
      23 Unpaid Balance of remaining non-U.S. Dollar
         denominated Receivables:                          _____________________
      24 Unpaid Balance of remaining Receivables with
         non-U.S. domiciled Obligors:                      _____________________
      25 Unpaid Balance of remaining Receivables with
         terms > 30 days:                                  _____________________
      26 Unpaid Balance of remaining Receivables failing
         to satisfy clauses (a),  (b), (c), (e), (g),
         (k), (l), (m), (n), (o), (q), and (r):            _____________________
      27 Aggregate Unpaid Balance: (Line 19 - Sum
         (Lines 20 - 26))                                  _____________________


         Concentration Limits (List all obligors in excess of 3% along with their allowable %)

            -------------------------------------------------------------------
                                                 Concentration
                       Credit Rating                 Limit
            -------------------------------------------------------------------
                    A-1+/P-1 (AAA/Aaa)                6%
               A-1/P-1 (AA-/Aa3 to AA+/Aa1)           6%
                 A-2/P-2 (A-/A3 to A+/A1)             6%
              A-3/P-3 (BBB/Baa3 to BBB+/Baa1)         4%
                          NIG/NR                      2%
                EGL Eagle Global Logistics            6%
            -------------------------------------------------------------------

                  Credit      Concentration     Eligible Rec
Obligor Name      Rating          Limit           Balance          Excess Amount
------------     ---------------------------------------------------------------
   a.
                 ---------------------------------------------------------------
   b.
                 ---------------------------------------------------------------
   c.
                 ---------------------------------------------------------------
   d.
                 ---------------------------------------------------------------
   e.
                 ---------------------------------------------------------------
   f.
                 ---------------------------------------------------------------
   g.
                 ---------------------------------------------------------------
   h.
                 ---------------------------------------------------------------
   i.
                 ---------------------------------------------------------------
   j.
                 ---------------------------------------------------------------

  28 Total Excess Concentration Amount:                    ---------------------


         Days Sales Outstanding Ratio                                                 (b) Ending Rec
         ----------------------------                        (a) Credit Sales              Balance

      29 Figures for the current Due Period:               _____________________   _____________________
      30 Figures for the previous Due Period:              _____________________   _____________________
      31 Figures for the Due Period 2 periods ago:         _____________________   _____________________
      32 Figures for the Due Period 3 periods ago:         _____________________   _____________________
      33 Figures for the Due Period 4 periods ago:         _____________________   _____________________
      34 Figures for the Due Period 5 periods ago:         _____________________   _____________________
      35 Figures for the Due Period 6 periods ago:         _____________________   _____________________
      36 Figures for the Due Period 7 periods ago:         _____________________   _____________________
      37 Figures for the Due Period 8 periods ago:         _____________________   _____________________
      38 Figures for the Due Period 9 periods ago:         _____________________   _____________________
      39 Figures for the Due Period 10 periods ago:        _____________________   _____________________
      40 Figures for the Due Period 11 periods ago:        _____________________   _____________________

      41 Aggregate Credit Sales during the last 12 Due Periods:                    _____________________
      42 Current 12-month average aggregate Upaid Balance of all Receivables:      _____________________
      43 Accounts Receivable Turnover Ratio: (Line 41 / Line 42)                   _____________________
      44 Current Days Sales Outstanding Ratio: (360 / Line 43)                     _____________________
      45 DSO Ratio for the previous Due Period:                                    _____________________
      46 DSO Ratio for the Due Period 2 periods ago:                               _____________________
      47 DSO Ratio for the Due Period 3 periods ago:                               _____________________
      48 DSO Ratio for the Due Period 4 periods ago:                               _____________________
      49 DSO Ratio for the Due Period 5 periods ago:                               _____________________
      50 DSO Ratio for the Due Period 6 periods ago:                               _____________________
      51 DSO Ratio for the Due Period 7 periods ago:                               _____________________
      52 DSO Ratio for the Due Period 8 periods ago:                               _____________________
      53 DSO Ratio for the Due Period 9 periods ago:                               _____________________
      54 DSO Ratio for the Due Period 10 periods ago:                              _____________________
      55 DSO Ratio for the Due Period 11 periods ago:                              _____________________

         Loss Reserve
      56 Receivables 91 - 120 DPD during the current Due Period: (Line 12)         _____________________
      57 Charge-Offs for the current Due Period: (Line 4)                          _____________________
      58 Receivables whose obligors entered bankruptcy during the current Due
         Period, to the extent not included in Line 56 or Line 57:                 _____________________
      59 Credit Sales for the Due Period 4 periods ago: (Line 33a)                 _____________________
      60 Default Ratio for the current Due Period: ((Line 56 + Line 57 +
         Line 58) / Line 59)                                                       _____________________


                                                                                    (b) 3-Month Average
                                                             (a) Default Ratio          Default Ratio

      61 Ratios for the current Due Period:                _____________________   _____________________
      62 Ratios for the previous Due Period:               _____________________   _____________________
      63 Ratios for the Due Period 2 Periods ago:          _____________________   _____________________
      64 Ratios for the Due Period 3 Periods ago:          _____________________   _____________________
      65 Ratios for the Due Period 4 Periods ago:          _____________________   _____________________
      66 Ratios for the Due Period 5 Periods ago:          _____________________   _____________________
      67 Ratios for the Due Period 6 Periods ago:          _____________________   _____________________
      68 Ratios for the Due Period 7 Periods ago:          _____________________   _____________________
      69 Ratios for the Due Period 8 Periods ago:          _____________________   _____________________
      70 Ratios for the Due Period 9 Periods ago:          _____________________   _____________________
      71 Ratios for the Due Period 10 Periods ago:         _____________________   _____________________
      72 Ratios for the Due Period 11 Periods ago:         _____________________   _____________________
      73 Ratios for the Due Period 12 Periods ago:         _____________________
      74 Ratios for the Due Period 13 Periods ago:         _____________________


      75 Highest 3-month average Default Ratio over the
         last 12 months:  (Max (Lines 61b - 72b))          _____________________
      76 Stress Factor:                                    _____________________
      77 Credit Sales for the last 4 Due Periods:
         (Line 29a + Line 30a + Line 31a + Line 32a)       _____________________
      78 Aggregate Unpaid Balance less Excess
         Concentrations: (Line 27 - Line 28)               _____________________
      79 Loss Horizon Ratio: (Line 77 / Line 78)
      80 Loss Reserve: (Line 75 * Line 76 * Line 79)       _____________________


         Dilution Reserve
      81 Dilutions for the current Due Period:
         (Line 5)                                          _____________________
      82 Credit Sales for the previous Due Period:
         (Line 30a)                                        _____________________
      83 Dilution Ratio for the current Due Period:
         (Line 81 / Line 82)                               _____________________
      84 Dilution Ratio for the previous Due Period:       _____________________
      85 Dilution Ratio for the Due Period 2 Periods
         ago:                                              _____________________
      86 Dilution Ratio for the Due Period 3 Periods
         ago:                                              _____________________
      87 Dilution Ratio for the Due Period 4 Periods
         ago:                                              _____________________
      88 Dilution Ratio for the Due Period 5 Periods
         ago:                                              _____________________
      89 Dilution Ratio for the Due Period 6 Periods
         ago:                                              _____________________
      90 Dilution Ratio for the Due Period 7 Periods
         ago:                                              _____________________
      91 Dilution Ratio for the Due Period 8 Periods
         ago:                                              _____________________
      92 Dilution Ratio for the Due Period 9 Periods
         ago:                                              _____________________
      93 Dilution Ratio for the Due Period 10 Periods
         ago:                                              _____________________
      94 Dilution Ratio for the Due Period 11 Periods
         ago:                                              _____________________
      95 Current 12-month average Dilution Ratio:
         (Average Lines 83 - 94)                           _____________________
      96 Stress Factor:                                    _____________________
      97 Dilution Spike Rate: (Max Lines 83 - 94           _____________________
      98 Credit Sales for the current Due Period:
         (Line 29a)                                        _____________________
      99 Aggregate Unpaid Balance less Excess
         Concentrations: (Line 27 - Line 28)               _____________________
     100 Dilution Horizon Ratio: (Line 98 / Line 99)
     101 Dilution Reserve:                                 _____________________
         ((Line 95 * Line 96) + ((Line  97 - Line 95)
         * (Line 97 / Line  95))) * Line 100)              _____________________

         Yield Reserve
     102 Suntrust Prime Rate:                              _____________________
     103 Highest DSO Ratio during the last 12 Due
         Periods: (Max Lines 44 - 55)                      _____________________
     104 Stress Factor:                                    _____________________
     105 Yield Reserve: (Line 102 * Line 103 * Line 104
         * 1/360)                                          _____________________

         Servicing Reserve
     106 Highest DSO Ratio during the last 12 Due
         Periods: (Max Lines 44 - 55)                      _____________________
     107 Stress Factor:                                    _____________________
     108 Backup Servicer Fee:                              _____________________
     109 Servicing Reserve: (Line 106 * Line 107 *
         Line 108 * 1/360 )                                _____________________

         Advance Rate
     110 Reserve Floor:
     111 Calculated Reserve: (Line 80 + Line 101 + Line 105 + Line 109) 112 Reserve Percentage: (Max Lines 110 - 111)
     113 Advance Rate: (100% - Line 112)

         AMORTIZATION EVENTS
         -------------------

         Borrowing Base Deficit Test
     114 Aggregate Unpaid Balance: (Line 27)               _____________________
     115 Excess Concentration Amount: (Line 28)            _____________________
     116 Advance Rate: (Line 113)                          _____________________
     117 Borrowing Base: ((Line 114 - Line 115) *
         Line 116)                                         _____________________
     118 Collections currently on deposit in the
         Collection Account:                               _____________________
     119 Maximum Borrowing Amount: (Line 117 + Line 118)   _____________________
     120 Commercial Paper Outstanding:                     _____________________
     121 Difference:                                       _____________________
     122 Compliance: (Yes if zero or positive)             _____________________

         Default Ratio Test
     123 Current 3-month average Default Ratio: (Line 61b) _____________________
     124 Three-month average Default Ratio Trigger:        _____________________
     125 Compliance: (Yes if Line 123 < Line 124)          _____________________

         Delinquency Ratio Test
     126 Delinquent Receivables for the current Due
         Period: (Line 15)                                 _____________________
     127 Aggregate Unpaid Balance less Excess
         Concentrations: (Line 27 - Line 28)               _____________________
     128 Delinquency Ratio for the current Due Period:
         (Line 126 / Line 127)                             _____________________
     129 Delinquency Ratio for the previous Due Period: _____________________ 130 Delinquency Ratio for the Due Period 2 periods
         ago:                                              _____________________
     131 Current 3-month average Delinquency Ratio:
         (Average(Lines 128 - 130))                        _____________________
     132 Three-month average Delinquency Ratio Trigger:    _____________________
     133 Compliance: (Yes if Line 131 < Line 132)          _____________________

         Dilution Ratio Test
     134 Dilution Ratio for the current Due Period:
         (Line 83)                                         _____________________
     135 Dilution Ratio for the previous Due Period:
         (Line 84)                                         _____________________
     136 Dilution Ratio for the Due Period 2 periods ago:
         (Line 85)                                         _____________________
     137 Current 3-month average Dilution Ratio:
         (Average(Lines 134 - 136))                        _____________________
     138 Three-month average Dilution Ratio Trigger:       _____________________
     139 Compliance: (Yes if Line 137 < 138)               _____________________

         Accounts Receivable Turnover Ratio Test
     140 Accounts Receivable Turnover Ratio for the
         current Due Period: (Line 43)                     _____________________
     141 Accounts Receivable Turnover Ratio Trigger:       _____________________
     142 Compliance: (Yes if Line 140 >= Line 141)         _____________________


            IN WITNESS WHEREOF, the undersigned has duly executed this Report on xxx xx, 200x.

            Covenant Nevada



            By: ___________________________
                Joey Hogan
                CFO

                                    Exhibit D

                       Form of Borrowing Base Certificate

                           BORROWING BASE CERTIFICATE

To:    SunTrust Equitable Securities
       303 Peachtree Street, 24th Floor
       Atlanta, GA 30308

Re:    CVTI Receivables Corp.

We refer to the Loan Agreement, dated as of December __, 2000 as amended from time to time, (the "Loan Agreement"), among CVTI Receivables Corp., as Borrower, SunTrust Bank, as Servicer, Three Pillars Funding Corporation, as Lender and SunTrust Equitable Securities Corporation, as Administrator. This certificate is delivered to you pursuant to the terms of the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

We hereby certify and warrant to the Administrator and the Lender that at the close of business on ______ ____, _______ (the "Borrowing Base Calculation Date"), the Borrowing Base and the Maximum Borrowing Amount were as follows:

1.  Aggregate Unpaid Balance detailed in the most recent
    Monthly Servicer Report:                                         $       -
2.  Excess Concentration Amount detailed in the most recent
    Monthly Servicer Report:                                         $       -
3.  Receivables Purchased since the most recent Monthly Servicer
    Report:                                                          $       -
4.  Collections since the most recent Monthly Servicer Report:       $       -
5.  Advance Rate detailed in the most recent Monthly Servicer
    Report:                                                                0.00%
6.  Borrowing Base: ((Line 1 - Line 2 + Line 3 - Line 4) * Line 5)   $       -
7.  Cash currently on deposit in the Collection Account:             $       -
8.  Maximum Borrowing Amount: (Line 5 + Line 6)                      $       -
9.  Current amount of Commercial Paper outstanding:                  $       -
10. Difference:  (Line 7 - Line 8)                                   $       -
11. Compliance?:  (Yes if Line 8 is zero or positive)                       YES

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Servicer has caused the Certificate to be executed and delivered by a Responsible Officer the ___th day of ____, ________.

                                          COVENANT TRANSPORT, INC.,
                                          as Master Servicer


                                          By:___________________________________
                                          Officer

                                    Exhibit E

                      Form of Collection Account Agreement

                          COLLECTION ACCOUNT AGREEMENT

                           [Letterhead of Originator]

                                December 12, 2000


[Name of Collection Bank]
[Address]

Attention:  ___________________________

         Re:      Covenant Transport, Inc.
                  Southern Refrigerated Transport, Inc.

Ladies and Gentlemen:

Reference is made to our the account numbers [_________________________] maintained with you (the "Account") pursuant to a collection account agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "Collection Account Agreement"). Pursuant to a Receivables Purchase Agreement, dated as of December 12, 2000 as amended, supplemented or otherwise modified from time to time, among Covenant Transport, Inc., a Tennessee corporation ("Covenant Tennessee" or an "Originator"), Southern Refrigerated Transport, Inc. ("Southern Refrigerated" or an "Originator," together with Covenant Tennessee, the "Originators"), and CVTI Receivable Corp. ("CVTI"), as purchaser, we have sold and/or may hereafter sell to CVTI certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Loan Agreement, dated as of December 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among CVTI, as borrower, Covenant Transport, Inc., a Nevada corporation as initial master servicer ("Covenant Nevada" or " Master Servicer") (the Originators and the Master Servicer being referred to hereinafter collectively as the "Seller Parties"), Three Pillars Funding Corporation as lender ("TPFC" or the "Lender") and SunTrust Equitable Securities Corporation, as administrator (the "Administrator"), Lender has agreed to extend financing to CVTI on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

For purposes of this letter agreement, SunTrust Equitable Securities Corporation is acting as Administrator for TPFC. We hereby transfer exclusive ownership and control of the

Account to the Administrator, for the benefit of TPFC, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A.

We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Administrator in accordance with the instructions of the Administrator, (ii) to hold all moneys and instruments delivered to the Account administered by you for the order of the Administrator (for the benefit of the TPFC), (iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to "SunTrust Equitable Securities Corporation., as Administrator for Three Pillars Funding Corporation." The Administrator agrees to execute your standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Administrator's audit purposes and mailing of such statements directly to the Administrator at an address specified by the Administrator.

Notices from the Administrator and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

By executing this letter agreement, you acknowledge the existence of the Administrator's right to ownership and control of the Account and its ownership (on behalf of TPFC and CVTI as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Administrator (on behalf of TPFC and CVTI) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to TPFC or the Administrator for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement at the request of the Administrator, except for your or such person's own gross negligence or willful misconduct.

This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile shall be effective as delivery of a manually executed counterpart to this letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of _______.

You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 30 days' prior written notice thereof from you to the Administrator. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Loan Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Collection Account Agreement, this letter will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Administrator.

                                  Very truly yours,

                                  COVENANT TRANSPORT, INC.,
                                  a Tennessee corporation

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  Address for notice:
                                  400 Birmingham Highway
                                  Chattanooga, TN 37419

                                  Attention:  David Hughes
                                  Facsimile:  (423) 821-5442


                                  SOUTHERN REFRIGERATED TRANSPORT, INC.

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  Address for notice:
                                  Highway 51 North
                                  Ashdown, Arkansas 71822.

                                  Attention: David Hughes
                                  Facsimile:  (423) 821-5442

Accepted and confirmed as of
the date first written above:

THREE PILLARS FUNDING CORPORATION,
as Lender

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

Address for notice:
c/o Amacar Group, L.L.C.
6525 Morrison Boulevard
Suite 318
Charlotte, North Carolina 28211

Attention:    Doug Johnson
Facsimile No: (704) 365-1362



SUNTRUST EQUITABLE SECURITIES CORPORATION as Administrator

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

Address for notice:
24th Floor MC3950
303 Peachtree Street
Atlanta, Georgia 30308

Attention:  James Bennison
Facsimile:  (404) 230-1344

CVTI RECEIVABLES CORP.,


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

Address for notice:
400 Birmingham Highway
Chattanooga, TN 37419

Attention:  David Hughes
Facsimile:  (423) 821-5442



[Name of Collection Bank]
as Collection Bank

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

Address for notice:

Attention:
Facsimile No:

                                                                      ANNEX A to
                                                    Collection Account Agreement


              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                         [Letterhead of Collection Bank]

                            __________________, 200_


[Name of Collection Bank]
[Address of Collection Bank]
 ------------------------------
------------------------------

Re:      Covenant Transport, Inc.
         Collection Account No.___________

Ladies and Gentlemen:

Reference is made to the letter agreement dated December 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Letter Agreement") among Covenant Transport, Inc., Southern Refrigerated Transport, Inc., CVTI Receivables Corp., Three Pillars Funding Corporation (the "Lender"), SunTrust Equitable Securities Corporation, as Administrator for the Lender, and you, concerning the above-described Collection Account (the "Account").

We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

We hereby instruct you to make all payments to be made by you out of or in connection with the Account [directly to the undersigned, at [our address set forth above], for the account of [Three Pillars Funding Corporation] (account no. ___________)].

         [Other instructions]

                                       Very truly yours,
                                       SUNTRUST EQUITABLE SECURITIES
                                       CORPORATION,
                                       as Administrator

                                       By:______________________________________

                                       Name:____________________________________
                                       Title:___________________________________

                                    EXHIBIT F

                                   [RESERVED]

                                    EXHIBIT G

                             FORM OF ORIGINATOR NOTE

                                 ORIGINATOR NOTE


New York, New York

_______, 2000


         FOR VALUE RECEIVED, CVTI Receivables Corp, a Nevada corporation ("CVTI") promises to pay to [ORIGINATOR] at the office of [_________________________________], the principal sum equal to the aggregate amount due and owing to [Originator] pursuant to Section 2.3 of the Receivables Purchase Agreement as adjusted from time to time pursuant to Sections 2.4 and
2.5 of the Receivables Purchase Agreement (as the same may be increased or decreased from time to time), on the date which is twelve months following the Purchase Termination Date under the Receivables Purchase Agreement.

         Section 1.01. Receivables Purchase Agreement. This Note is an "Originator Note" described in, and is subject to the terms and conditions set forth in, the Receivables Purchase Agreement, dated as of December__, 2000 (as amended, supplemented, or otherwise modified from time to time, the "Receivables Purchase Agreement"), between CVTI, as the Purchaser, Covenant Tennessee, as Originator, and Southern Refrigerated, as Originator. Reference is hereby made to the Receivables Purchase Agreement for a statement of certain other rights and obligations of CVTI and each Originator. In the case of any conflict between the terms of this Note and the terms of the Receivables Purchase Agreement, the terms of the Receivables Purchase Agreement shall control.

         Section 1.02. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Receivables Purchase Agreement or in the Loan Agreement (as defined in the Receivables Purchase Agreement). In addition, as used herein, the following terms have the following meanings:

         "Final Maturity Date" means the date that falls one year and one day after the later of (x) the Purchase Termination Date and (y) the date on which the principal amount of the Loans shall have been reduced to zero and all other amounts payable by CVTI to Lender, the Administrator, the Affected Parties and Indemnified Parties under the Transaction Documents shall have been paid in full.

         "Junior Liabilities" means all obligations of CVTI to [Originator] under this Note.

         "Senior Agent" means the Administrator.

         "Senior Indebtedness" means all (a) obligations of CVTI under the Loan Agreement dated as of December___, 2000 (as in effect from time to time, the "Loan Agreement") among

CVTI, Covenant Transport, Inc. ("Covenant Nevada" or the "Master Servicer") Three Pillars Funding Corporation (the "Lender") and SunTrust Equitable Securities Corporation, as Administrator (the "Administrator") and any renewal, extension, restatement or refunding thereof and (b) all obligations of CVTI to the Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date.

         "Senior Interest Holders" means, collectively, the Senior Agent and the Indemnified Parties.

         "Subordination Provisions" means, collectively, clauses (a) through (k) of Section 1.07 hereof.

         Section 1.03. Interest. Subject to the Subordination Provisions, CVTI promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at a variable rate per annum equal to _____________.

         Section 1.04. Interest Payment Dates. Subject to the Subordination Provisions, CVTI shall pay accrued interest on this Note on each Distribution Date and on the Final Maturity Date (or, if any such day is not a Business Day, the next succeeding Business Day). CVTI also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

         Section 1.05. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         Section 1.06. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

         Section 1.07. Subordination Provisions. CVTI covenants and agrees, and [Originator], by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Indebtedness to the extent and in the manner set forth in the following clauses of this Section
1.07. To the extent this Section 1.07 conflicts with the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

         (a) No payment or other distribution of CVTI's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Note except to the extent such payment or other distribution is (i) permitted under the Loan Agreement and (ii) made pursuant to
Section 1.04 or 1.06 of this Note;

         (b) If an Event of Bankruptcy has occurred with respect to CVTI or the Purchase Termination Date has occurred, then the Senior Indebtedness shall first be paid and performed in full and in cash before [Originator] shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Junior Liabilities to which [Originator] would be entitled except for this subsection 1.07.(b) shall be made directly to the Senior Agent (for the benefit of the Senior Interest Holders); and (ii) [Originator] hereby irrevocably agrees that the Senior Agent, in the name of [Originator] or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceeding with respect to any and all claims of [Originator] relating to the Junior Liabilities, in each case until the Senior Indebtedness shall have been paid and performed in full and in cash.

         (c) In the event that [Originator] receives any payment or other distribution of any kind or character from CVTI or from any other source whatsoever, in respect of the Junior Liabilities, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by [Originator] to the Senior Agent (for the benefit of the Senior Interest Holders) forthwith. All payments and distributions received by the Senior Agent in respect of this Note, to the extent received in or converted into cash, may be applied by the Senior Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) paid or incurred by the Senior Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between [Originator] and the Senior Interest Holders, be applied by the Senior Agent toward the payment of the Senior Indebtedness in a manner determined by the Senior Agent to be in accordance with the Loan Agreement; but as between the Purchaser and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Indebtedness.

         (d)  Upon  the  final  payment  in  full  and in  cash  of  all  Senior
Indebtedness, [Originator] shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from CVTI that are applicable to the Senior Indebtedness until the Junior Liabilities are paid in full.

         (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of [Originator], on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between CVTI, its creditors (other than the Senior Interest Holders) and [Originator], CVTI's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Receivables Purchase Agreement or to affect the relative rights of [Originator] and creditors of CVTI (other than the Senior Interest Holders).

         (f) [Originator] shall not, until the Senior Indebtedness have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of CVTI, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Indebtedness, the Junior Liabilities, or any rights in respect thereof or (ii) convert the Junior Liabilities into an equity interest in the

Purchaser, unless, in the case of each of clauses (i) and (ii) above, [Originator] shall have received the prior written consent of the Senior Agent in each case.

         (g) [Originator] shall not, without the advance written consent of the Senior Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, with respect to CVTI until at least one year and one day shall have passed since the Senior Indebtedness shall have been finally paid and performed in full and in cash.

         (h) If, at any time, any payment (in whole or in part) made with respect to any Senior Indebtedness is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Event of Bankruptcy or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

         (i) Each of the Senior Interest Holders may, from time to time, to the extent consistent with the Transaction Documents, at its sole discretion, without notice to [Originator], and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Indebtedness; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Indebtedness; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Indebtedness, or release or compromise any obligation of any nature with respect to any of the Senior Indebtedness; (iv) amend, supplement, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

         (j) [Originator] hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Indebtedness; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Indebtedness, or any thereof, or any security therefor.

         (k) These Subordination Provisions constitute a continuing offer from CVTI to all Persons who become the holders of, or who continue to hold, Senior Indebtedness; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Senior Agent may proceed to enforce such provisions on behalf of each of such Persons.

         Section 1.08. Amendments, Etc. No failure or delay on the part of [Originator] in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless
(a) the  same  shall  be
in writing and signed and delivered by CVTI and [Originator], and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         Section 1.09. Limitation on Interest. Notwithstanding anything in this Note to the contrary, CVTI shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

         Section 1.10. No Negotiation.  This Note is not negotiable.

         Section 1.11. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         Section 1.12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written.

                                            CVTI RECEIVABLES CORP.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT H

                         FORM OF WITHDRAWAL CERTIFICATE
                                       OF
                        COVENANT TRANSPORT, INC (NEVADA)


         This Certificate is made pursuant to the provisions of the Loan Agreement, dated as of December___, 2000, (the "Agreement") by and among CVTI RECEIVABLES CORP., a Nevada corporation, as borrower, COVENANT TRANSPORT, INC., a Nevada holding corporation ("Company"), as initial master servicer, THREE PILLARS FUNDING CORPORATION, a Delaware corporation, ("Lender") and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation, as agent and administrator for Lender. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         The undersigned, as ______________________ of the Company, DOES HEREBY CERTIFY that:

1.    This certificate relates to the week ended on [month] __, 200_.

2. On the following dates, the Company, as Master Servicer, withdrew funds from the Collection Account in accordance with the provisions of Section 11(c)(vii) of the Agreement (each, a "Withdrawal Date"): [list dates].

3. On each Withdrawal Date, no Significant Event or Unmatured Significant Event was in existence.

4.    On each Withdrawal Date, the Commitment Termination Date had not occurred.

5. On [insert date that is last Withdrawal Date for week covered by this certificate] no Borrowing Base Deficit existed after giving effect to the withdrawal of funds from the Primary Collection Account on such day and, after giving effect to such withdrawal, there were funds in the Primary Collection Account at least equal to the interest on the Loans and the Fees accrued through such date.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, I have signed this certificate as of this _____ day of _______, 200_.

                                   CONVENANT TRANSPORT, INC.,
                                   a Nevada corporation


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Schedule I

                        Description of Collection Account

------------------------------ ------------------------------- -----------------
Name and Address of Bank            LockBox Number and           Account Number
                                    Address (if applicable)
------------------------------ ------------------------------- -----------------
------------------------------ ------------------------------- -----------------
Bank of America                     P.O. Box 841944              003782911511
Nashville, TN                       Dallas, TX
------------------------------ ------------------------------- -----------------
------------------------------ ------------------------------- -----------------
Diamond State Bank                  N/A                          0520764
Mineral Springs, AR 71851
------------------------------ ------------------------------- -----------------
------------------------------ ------------------------------- -----------------

                                  Schedule II

                                    Reserved

                                  Schedule III

                                Form of Contract

                        [Delivered Under Separate Cover]

                                   Schedule IV

                           Description Of Proceedings


None.

                                   Schedule V
                         Collateral Review Requirements


I.       Initial Report of Independent Accountants

         (a) the report shall be titled the "Initial Report of Independent Accountants on Agreed Upon Procedures";

         (b) the report shall be addressed to Covenant Transport, Inc., as Master Servicer and to SunTrust Equitable Securities Corporation as Administrator:

                           Tim Mueller
                           SunTrust Equitable Securities Corp.
                           Mail Code 3950
                           303 Peachtree Street, 24th Floor
                           Atlanta, GA  30308

         (c) the agreed upon procedures shall be performed by PricewaterhouseCoopers LLP as engaged by the Master Servicer;

         (d)    the report shall be delivered on April 15, 2001; and

         (e) the agreed upon procedures shall entail the selection of a non-systematic sample of 100 invoices from the receivable schedule delivered by Borrower pursuant to the initial funding performance of the following:

                  (i) agree invoice information including: customer name and receivables balance to information on the report generated by the receivable servicing system;

                  (ii) determine that credit terms are indicated on the invoice and do not exceed 30 days; and

                  (iii) determine that the Originators' computer records have been marked or stamped indicating that the Receivable has been sold to CVTI Receivables Corp.

II.      Reports of Independent Accountants

         (a) the report shall be titled "Report of Independent Accountants on Agreed Upon Procedures";

         (b)    the report shall be addressed as detailed in item I above;

         (c) the agreed upon procedures shall be performed by PricewaterhouseCoopers LLP;

         (d) the reports shall be delivered within 60 days after each semi-annual period following this transaction's Closing Date; and

         (e)    the agreed upon procedures shall consist of the following:

                  (i) agree the data on lines 1 through 6 and 8 through 13 from three (3) non-sytematically selected Monthly Reports as shown in Exhibit C for the most recent semi-annual period to the information contained in system reports and accounting records used in the compilation of those Monthly Reports;

                  (ii) request personnel responsible for the credit and/or finance function at Covenant Transport, Inc. to (a) identify whether or not any customers with balances included as Receivables are in bankruptcy; and (b) provide a list of the names of such customers. For any such identified customers, compare the balance of such Receivables contained in the system reports used in the compilation of those Monthly Reports with amounts contained in lines 16 and 17 of the Monthly Reports in item (i) above and report any differences;

                  (iii) verify the mathematical accuracy of the Accounts Receivable information and Aging Report in the Monthly Reports in item (i) above;

                  (iv) non-systematically select a sample of 100 invoices from the receivable schedule delivered by Borrower pursuant to the subsequent fundings during the most recent semi-annual period and perform the following:

                               (a)  agree invoice information including:
                               customer name and receivables balance to information on a report generated by the receivables servicing system;

                               (b)  determine that credit terms are on the
                               invoice and do not exceed 30 days;

                               (c) determine that the Originators' computer records have been marked or stamped to indicate that the Receivable has been sold to CVTI Receivables Corp.;

                               (d) for invoices for which payments have been received verify that the Collection was sent by wire transfer to a Collection Account or by check to a Lock-Box and deposited into a Collection Account.

                                   Schedule VI

                                Notice Addresses



Borrower:         CVTI Receivables Corp.
                  Address for notice

                  400 Birmingham Highway
                  Chattanooga, TN 37419

                  Attention:  David Hughes
                  Facsimile:  (423) 821-5442
                  Telephone:  (423) 821-1212

                  Principal Place of Business and Chief Executive Office:
                  Highway 51 North,
                  Ashdown, Arkansas 71822

Master Servicer:  Covenant Transport, Inc.
                  400 Birmingham Highway
                  Chattanooga, TN 37419

                  Attention:  David Hughes
                  Facsimile:  (423) 821-5442
                  Telephone:  (423) 821-1212

Lender:           Three Pillars Funding Corporation
                  c/o Amacar Group, L.L.C.
                  6525 Morrison Boulevard
                  Suite 318
                  Charlotte, North Carolina  28211

                  Attention:  Doug Johnson
                  Facsimile:  (704) 365-1362
                  Telephone:  (704) 365-0569

Administrator:    SunTrust Equitable Securities Corporation
                  24th Floor MC3950
                  303 Peachtree Street
                  Atlanta, Georgia  30308

                  Attention:  James Bennison
                  Facsimile:  (404) 230-1344
                  Telephone:  (404) 532-0766